As filed with the Securities and Exchange Commission on January 10, 2007.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED DOMINION REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Maryland	(720) 283-6120	54-0857512
(State or other jurisdiction	(Address, including zip code, and	(I.R.S. Employer
of incorporation or organization)	telephone number, including area code, of registrant’s principal executive offices)	Identification Number)

Thomas W. Toomey
Chief Executive Officer and President
United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(720) 283-6120
(Name, address, including zip code, and telephone number,
 including area code, of agent for service)

Copies to:
Warren L. Troupe, Esq.
Brian V. Caid, Esq.
Morrison & Foerster LLP
370 Seventeenth Street, Suite 5200
Denver, Colorado 80202
(303) 592-1500

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
3.625% Convertible Senior Notes due 2011	$250,000,000	(1)(2)	100	%(2)	$250,000,000	(1)(2)	$26,750
Common Stock, par value $.01 per share	7,989,775	(3)(4)	—		—	(5)	—	(5)

(1)             Represents the aggregate principal amount of the notes, exclusive of accrued interest and distributions, if any, issued by the Registrant to the selling securityholders. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of the registration and sale of the notes and the common stock.

(2)             Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)             The common stock registered hereunder also includes the attached right to purchase Series C Junior Participating Redeemable Preferred Stock, no par value.

(4)             This number represents the maximum number of shares of common stock that are issuable upon conversion of the notes registered hereby. For purposes of estimating the number of shares of common stock to be included in the registration statement upon the conversion of the notes, the Registrant calculated the number of shares issuable upon conversion of the notes based on a maximum conversion rate of 31.9591 shares per $1,000 principal amount of notes. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, the amount to be registered includes an indeterminate number of shares of common stock issuable upon conversion of the notes, as this amount may be adjusted as a result of stock splits, stock dividends and anti-dilution provisions.

(5)             No additional consideration will be received for the common stock, and, therefore, no registration fee is required pursuant to Rule 457(i).

Prospectus

United Dominion Realty Trust, Inc.

$250,000,000 Principal Amount of 3.625% Convertible Senior Notes due 2011
and
Shares of Common Stock Issuable Upon Conversion of the Notes

United Dominion Realty Trust, Inc. issued $250,000,000 principal amount of 3.625% Convertible Senior Notes due 2011 in a private placement completed in October 2006.  This prospectus will be used by selling securityholders to resell their notes and the common stock issuable upon conversion of the notes at any time at market prices or at privately negotiated prices.  The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  We will not receive any proceeds from this offering.

The notes will mature on September 15, 2011, unless repurchased, redeemed or converted in accordance with their terms prior to such date.  We will pay interest on the notes on March 15 and September 15 of each year, beginning March 15, 2007.  We may not redeem the notes prior to the date on which they mature except to the extent necessary to preserve our status as a real estate investment trust.  Following the occurrence of certain change in control transactions, you may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any).

You may convert the notes prior to the close of business on the second business day prior to the stated maturity date at any time on or after July 15, 2011, and also following the occurrence of certain events.  Upon conversion of notes, we will deliver cash and common stock, if any, based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 trading day observation period.  The current conversion rate for each $1,000 principal amount of notes is 26.6326 shares of our common stock, subject to adjustment under certain circumstances.  This is equivalent to a conversion price of approximately $37.55 per share of common stock.

The notes are our senior unsecured obligations, rank equally with our other senior unsecured indebtedness and are effectively subordinated to our secured indebtedness.  The notes are not listed on any securities exchange or included in any automated quotation system.  The notes are designated for trading on The PORTALSM Market of the National Association of Securities Dealers, Inc.  Our common stock is listed on the New York Stock Exchange under the symbol “UDR.”  On January 9, 2007, the last reported sales price for our common stock was $31.09 per share.

To read about certain factors you should consider before investing in the notes and our common stock, see “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

January 10, 2007

You should only rely on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted.  You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have changed since that date.

i

SUMMARY OF NOTES

The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated herein by reference.  This summary does not contain all the information that is important to you or that you should consider before investing in the notes and common stock into which the notes, in certain circumstances, are convertible. As a result, you should read this entire prospectus as well as the information incorporated herein by reference, carefully.

In this summary, the terms “we,” “us” and “our” refer only to United Dominion Realty Trust, Inc. and not to any of our subsidiaries or entities in which we have an interest through joint ventures.

Securities Offered	$250 million aggregate principal amount of 3.625% Convertible Senior Notes due 2011 and common stock issuable upon conversion of the notes.

Issuer	United Dominion Realty Trust, Inc.

Ranking

The notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future indebtedness that is not contractually subordinated to the notes. However, the notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the collateral securing the same) and to all liabilities and preferred equity of our subsidiaries.

Interest	The notes will bear interest at a rate of 3.625% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2007.

Maturity Date	The notes will mature on September 15, 2011 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.

Redemption to Preserve REIT Status

To preserve our status as a REIT, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date. The notes will not otherwise be redeemable at our option prior to the stated maturity date.

Repurchase at Option of Holders Upon Certain Change in Control Transactions

If we undergo certain change in control transactions, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to the repurchase date.

Conversion Rights

Holders may convert their notes based on the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after July 15, 2011 and also under any of the following circumstances:

•                     during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 125% of the conversion price per share of common stock in effect on the applicable trading day;

•                     during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

• if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

• upon the occurrence of specified transactions described under “Description of Notes — Conversion Rights” in this prospectus; or

• if our common stock is not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

By delivering to the holder cash and shares of our common stock, if any, we will satisfy our obligation with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate

The initial conversion rate for each $1,000 principal amount of notes is 26.6326 shares of our common stock. This is equivalent to an initial conversion price of $37.55 per share of common stock. In addition, if certain change in control transactions occur and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional shares of common stock based on the date such transaction becomes effective and the price paid per share of common stock in such transaction as described under “Description of Notes — Conversion Rights — Make Whole Upon Certain Change in Control Transactions.” The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly cash dividend of $0.3125 per share of common stock, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes — Conversion Rate Adjustments.”

Conversion Settlement

Upon surrender of notes for conversion, we will pay, on the third trading day following the last day of the related observation period, cash and shares of our common stock, if any, based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 trading day observation period as described under “Description of Notes — Conversion Settlement.”

Restrictions on Ownership

To assist us in maintaining our qualification as a REIT under the Internal Revenue Code of 1986, ownership by any person of more than 9.9% of the value of our outstanding equity stock or ownership by any person of our common stock which would result in our equity stock being owned by fewer than 100 persons (determined without reference to any rules of attribution) or which would result in us being “closely held” within the meaning of Section 856(h) of the Code is, subject to certain exceptions, restricted. Shares owned in excess of such limits including shares acquired upon a conversion of the notes, shall be deemed ‘‘excess stock’’ pursuant to our charter, in which case the holder will lose certain ownership rights with respect to such shares. See “Description of Notes — Ownership Limit” and “Description of Capital Stock.”

No Stockholder Rights for Noteholders	Holders of notes, as such, will not have any rights as our stockholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common stock).

Registration Rights	We have agreed to keep a shelf registration statement relating to the notes and the shares of common stock issuable upon conversion of the notes effective until the earlier of:

• the date when all registrable securities have been effectively registered under the Securities Act and disposed of;
• the date when all registrable securities may be resold without restriction pursuant to Rule 144(k) under the Securities Act;
• the date on which the registrable securities have been sold pursuant to Rule 144; and
• the date on which the registrable securities cease to be outstanding.

If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See “Description of Notes — Registration Rights; Additional Interest.”

Book-Entry Form

The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes — Book-Entry System.”

Material U.S. Federal Income Tax Considerations

The notes and shares of common stock that may be issuable upon conversion of the notes will be subject to special and complex U.S. federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and the shares of common stock into which the notes, in certain circumstances, are convertible. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors

You should read carefully the “Risk Factors” beginning on page 5 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus, for certain considerations relevant to an investment in the notes and the common stock into which the notes, in certain circumstances, are convertible.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus, before making a decision to invest in the notes and the common stock into which the notes, in certain circumstances, are convertible. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and in the documents incorporated herein by reference.

Risks Related to the Notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be our senior unsecured obligations and will rank equally with all of our other indebtedness that is not expressly subordinated to the notes. However, the notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of September 30, 2006, our total secured indebtedness was approximately $1,162 million. The indenture governing the notes does not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

The notes also will be effectively subordinated to all unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. As of September 30, 2006, our subsidiaries had outstanding $183.7 million of liabilities and preferred equity having an aggregate liquidation preference of $182.0 million. The indenture governing the notes does not prohibit us or our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

We may not have the cash necessary to pay cash amounts owing upon conversions of notes or to repurchase the notes following certain change in control transactions.

Upon the conversion of notes in accordance with their terms, we will be required to pay the lesser of the conversion value and the principal amount of such notes in cash. Holders of notes also have the right to require us to repurchase the notes for cash upon the occurrence of certain change in control transactions. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the cash amounts owing upon conversions of notes or to make the required repurchase of notes, as the case may be, at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay cash amounts owing upon conversion of notes or to make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay cash amounts owing upon conversion of notes or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.

The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the initial purchasers have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, volatile or depressed market prices for our common stock are likely to have a similar effect on the trading price of the notes. It is impossible to assure holders of notes that the closing sale price of our common stock in the future will not have an adverse effect on the trading prices of the notes.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of notes as such will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes will be subject to all changes affecting our common stock. Holders of notes will be entitled to the rights afforded our common stock only if and when shares of our common stock are delivered to them upon the conversion of their notes. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of shares of our common stock upon the conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including those set forth under “Forward-looking statements” as well as:

•                                        actual or anticipated changes in operating results or business prospects;

•                                        changes in financial estimates by securities analysts;

•                                        an inability to meet or exceed securities analysts’ estimates or expectations;

•                                        conditions or trends in our industry or sector;

•                                        the performance of other multifamily residential REITs and related market valuations;

•                                        announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•                                        hedging or arbitrage trading activity in our common stock;

•                                        changes in interest rates;

•                                        capital commitments;

•                                        additions or departures of key personnel; and

•                                        future sales of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock.

Holders who receive shares of our common stock upon conversion of their notes will be subject to the risk of volatile market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure converting holders that the market prices of our common stock will not fall in the future.

The conditional conversion feature of the notes may prevent the conversion of notes prior to July 15, 2011. In addition, upon conversion of notes we will pay the lesser of the conversion value and the principal amount of such notes in cash.

The notes are convertible prior to the close of business on the second business day prior to the stated maturity date, at any time on or after July 15, 2011 and also if the closing sale price of our common stock reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes — Conversion Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to convert their notes prior to July 15, 2011 and therefore may not be able to receive the value of the consideration into which the notes would otherwise be convertible. In addition, even if such conditions are met, upon the conversion of notes, we are required to pay the lesser of the conversion value and the principal amount of such notes in cash. As a result, upon conversion of a note, a holder will not be able to obtain the benefit of future ownership of our common stock beyond the number of shares of our common stock, if any, issuable upon such conversion and, in order to do so, would be required to incur the related transaction costs to purchase our common stock with the cash consideration received upon such conversion, including a sufficient number of shares of our common stock that the holder may require in order to cover any related short position.

The premium payable on notes converted in connection with certain change in control transactions may not adequately compensate holders for the lost option time value of their notes as a result of any such change in control.

If certain transactions that constitute a change in control occur, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of the additional shares of common stock will be determined based on the date on which the transaction becomes effective and the price paid per share in such transaction, as described under “Description of Notes — Conversion Rights — Make Whole Upon Certain Change in Control Transactions” in this prospectus. While the number of additional shares of common stock is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if the price paid per share of common stock in the transaction is less than $31.29 or equal to or in excess of $60.00, the conversion rate will not be increased.  In no event will the number of shares of our common stock issuable upon the conversion of notes exceed 31.9591 per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per share of our common stock in the transaction.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers as described under “Description of Notes — Conversion Rate Adjustments” in this prospectus. The conversion rate will not be adjusted for other events, such as an issuance of shares of our common stock for cash, that may adversely affect the trading price of the notes and our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.

The definition of a change in control requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a change in control under the indenture.

The term “change in control,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon conversion of their notes, holders may receive less consideration than expected because the market price of our common stock may decline during the observation period.

The conversion value that holders will receive upon conversion of their notes will be determined based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 trading day observation period. Accordingly, if the price of our common stock decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes — Conversion Settlement” in this prospectus, may:

•                                        result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•                                        reduce our liquidity because we will be required to pay the lesser of the conversion value and the principal amount of notes converted in cash;

•                                        delay holders’ receipt of the proceeds upon conversion; and

•                                        subject holders to market risk before receiving any shares upon conversion.

Ownership limitations in our charter may impair the ability of holders to receive shares of our common stock upon conversion.

One of the requirements for maintenance of our qualification as a REIT for federal income tax purposes is that no more than 50% in value of our outstanding capital stock may be owned by five or fewer individuals, including entities specified in the Code, during the last half of any taxable year. Our charter contains ownership and transfer restrictions relating to our stock primarily to assist us in complying with this requirement. These restrictions include a provision that generally limits ownership by any person of more than 9.9% of the value of our outstanding equity stock, unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock. Shares owned in excess of such limit will be deemed “excess stock” pursuant to our charter, in which case the applicable holder will lose certain ownership rights with respect to such shares.

Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive shares of our common stock upon conversion of notes to the extent that the receipt of such shares of our common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our charter. In such case, such holder would receive cash upon conversion as provided herein. See “Description of Notes — Ownership Limit.”

The capped call transaction may affect the value of the notes and our common stock.

We entered into a capped call transaction with JPMorgan Chase Bank, National Association, London Branch, in connection with the issuance of the notes.  The capped call transaction is expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of our common stock, as measured under the terms of the capped call transaction, at the time of exercise is greater than the strike price of the capped call transaction, which corresponds to the initial conversion price of the notes and is subject to certain adjustments similar to those contained in the notes.  If, however, the market value per share of our common stock exceeds the cap price of the capped call transaction, as measured under the terms of the capped call transaction, the dilution mitigation under the capped call transaction will be limited, which means that there would be dilution to the extent that the then market value per share of our common stock exceeds the cap price of the capped call transactions.  We used approximately $12.6 million of the net proceeds from the issuance of the notes for the cost of the capped call transaction.  These transactions will be accounted for as an adjustment to our stockholders’ equity.  In connection with hedging the capped call transactions, JPMorgan Chase Bank or its affiliates:

•                                        entered into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes; and

•                                        may enter into or unwind various derivatives and/or purchase or sell our common stock in secondary market transactions following the pricing of the notes (and are likely to do so during any observation period related to a conversion of notes).

These activities could have the effect of increasing, or preventing a decline in, the price of our common stock concurrently with or following the pricing of the notes and could have the effect of decreasing, or preventing an increase in, the price of our common stock during any observation period related to a conversion of notes.

JPMorgan Chase Bank or its affiliates are likely to modify their hedge positions in relation to the capped call transactions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock, other of our securities, or other instruments they may wish to use in connection with such hedging.  In particular, such hedging modifications are likely to occur during any observation period related to a conversion of notes, which may have a negative effect on the value of the consideration received upon conversion of those notes.  In addition, we intend to exercise options we hold under the capped call transaction whenever notes are converted.  To unwind its hedge positions with respect to those exercised options, JPMorgan Chase Bank or its affiliates expect to purchase or sell shares of our common stock in secondary market transactions or unwind various derivative transactions with respect to our common stock during the observation period, if any, for the converted notes.  We have agreed to indemnify JPMorgan Chase Bank and its affiliates for losses incurred in connection with a potential unwinding of its hedge positions under certain circumstances.

The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the number of shares and value of the consideration that you will receive upon the conversion of the notes and, under certain circumstances, your ability to convert the notes.

U.S. Federal Income Tax Risks Related to the Notes

There can be no assurance that we will not be required to withhold on payments to Non-U.S. Holders of notes in connection with a sale, redemption, repurchase, conversion, or retirement of notes based on the facts and circumstances at the time.

Although we believe that currently the notes do not constitute “U.S. real property interests” and that we therefore would not currently be required to withhold under the Foreign Investment in Real Property Tax Act, or FIRPTA, there can be no assurance that the notes will not constitute U.S. real property interests depending on the facts in existence at the time of any sale, redemption, repurchase, conversion or retirement of a note. If the notes were to constitute U.S. real property interests, we would be required to withhold on payments to Non-U.S. Holders in connection with such a sale, redemption, repurchase, conversion or retirement of notes regardless of whether such Non-US. Holders provided certification documenting their non-U.S. status. See “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders of the Notes — Disposition of the Notes.”

Certain of the possible adjustments to the conversion rate may result in a deemed distribution from us to a holder of a note.

We intend to withhold U.S. federal income tax from any amount paid to Non-U.S. Holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the conversion rate of the notes. See “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders of the Notes — Adjustments to Conversion Rate.”

The notes will be issued with OID for U.S. federal income tax purposes. U.S. Holders of notes will be required to include OID in income in advance of the receipt of cash attributable to such income.

The notes will be issued with original issue discount, or “OID,” for U.S. federal income tax purposes. U.S. Holders generally must include OID in income for U.S. federal income tax purposes under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. Holders will be required to include OID in income in advance of the receipt of cash attributable to such income. See “Material U.S. Federal Income Tax Considerations — U.S. Holders of the Notes — Original Issue Discount.”

The conversion of notes for cash and any shares of our common stock will be taxable for U.S. Holders.

Upon any conversion of notes for cash and shares of our common stock, if any, a U.S. Holder will recognize gain or loss. See “Material U.S. Federal Income Tax Considerations.”

Risks Related to our Business

Unfavorable changes in apartment market and economic conditions could adversely affect occupancy levels and rental rates.

Market and economic conditions in the metropolitan areas in which we operate may significantly affect our occupancy levels and rental rates and, therefore, our profitability. Factors that may adversely affect these conditions include the following:

•                                        a reduction in jobs and other local economic downturns,

•                                        declines in mortgage interest rates, making alternative housing more affordable,

•                                        government or builder incentives which enable first time homebuyers to put little or no money down, making alternative housing decisions easier to make,

•                                        oversupply of, or reduced demand for, apartment homes,

•                                        declines in household formation, and

•                                        rent control or stabilization laws, or other laws regulating rental housing, which could prevent us from raising rents to offset increases in operating costs.

The strength of the United States economy has become increasingly susceptible to global events and threats of terrorism. At the same time, productivity enhancements and the increased exportation of labor have resulted in limited job growth despite an improving economy. Continued weakness in job creation, or any worsening of current economic conditions, generally and in our principal market areas, could have a material adverse effect on our occupancy levels, our rental rates and our ability to strategically acquire and dispose of apartment communities. This may impair our ability to satisfy our financial obligations and pay distributions to our stockholders.

New acquisitions, developments and condominium projects may not achieve anticipated results.

We intend to continue to selectively acquire apartment communities that meet our investment criteria and to develop apartment communities for rental operations, to convert properties into condominiums and to develop condominium projects. Our acquisition, development and condominium activities and their success are subject to the following risks:

•                                        an acquired apartment community may fail to perform as we expected in analyzing our investment, or a significant exposure related to the acquired property may go undetected during our due diligence procedures,

•                                        when we acquire an apartment community, we often invest additional amounts in it with the intention of increasing profitability. These additional investments may not produce the anticipated improvements in profitability,

•                                        new developments may not achieve pro forma rents or occupancy levels, or problems with construction or local building codes may delay initial occupancy dates for all or a portion of a development community, and

•                                        an over supply of condominiums in a given market may cause a decrease in the prices at which we expect to sell condominium properties.

Possible difficulty of selling apartment communities could limit operational and financial flexibility.

We periodically dispose of apartment communities that no longer meet our strategic objectives, but market conditions could change and purchasers may not be willing to pay prices acceptable to us. A weak market may limit our ability to change our portfolio promptly in response to changing economic conditions. Furthermore, a significant portion of the proceeds from our overall property sales may be held by intermediaries in order for some sales to qualify as like-kind exchanges under Section 1031 of the Code, so that any related capital gain can be deferred for federal income tax purposes. As a result, we may not have immediate access to all of the cash flow generated from our property sales. In addition, federal tax laws limit our ability to profit on the sale of communities that we have owned for fewer than four years, and this limitation may prevent us from selling communities when market conditions are favorable.

Increased competition could limit our ability to lease apartment homes or increase or maintain rents.

Our apartment communities compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family rental homes, as well as owner occupied single- and multi-family homes. Competitive housing in a particular area could adversely affect our ability to lease apartment homes and increase or maintain rents.

Insufficient cash flow could affect our debt financing and create refinancing risk.

We are subject to the risks normally associated with debt financing, including the risk that our operating income and cash flow will be insufficient to make required payments of principal and interest, or could restrict our borrowing capacity under our line of credit due to debt covenant restraints. Sufficient cash flow may not be available to make all required principal payments and still satisfy our distribution requirements to maintain our status as a REIT for federal income tax purposes, and the full limits of our line of credit may not be available to us if our operating performance falls outside the constraints of our debt covenants. Additionally, we are likely to need to refinance substantially all of our outstanding debt as it matures. We may not be able to refinance existing debt, or the terms of any refinancing may not be as favorable as the terms of the existing debt, which could create pressures to sell assets or to issue additional equity when we would otherwise not choose to do so.

Failure to generate sufficient revenue could impair debt service payments and distributions to stockholders.

If our apartment communities do not generate sufficient net rental income to meet rental expenses, our ability to make required payments of interest and principal on our debt securities and to pay distributions to our stockholders will be adversely affected. The following factors, among others, may affect the net rental income generated by our apartment communities:

•                                        the national and local economies,

•                                        local real estate market conditions, such as an oversupply of apartment homes,

•                                        tenants’ perceptions of the safety, convenience, and attractiveness of our communities and the neighborhoods where they are located,

•                                        our ability to provide adequate management, maintenance and insurance, and

•                                        rental expenses, including real estate taxes and utilities.

Expenses associated with our investment in a community, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from that community. If a community is mortgaged to secure payment of debt and we are unable to make the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgage holder.

Debt level may be increased.

Our current debt policy does not contain any limitations on the level of debt that we may incur, although our ability to incur debt is limited by covenants in our bank and other credit agreements. We manage our debt to be in compliance with these debt covenants, but subject to compliance with these covenants, we may increase the amount of our debt at any time without a concurrent improvement in our ability to service the additional debt.

Financing may not be available and could be dilutive.

Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity. Debt or equity financing may not be available in sufficient amounts, or on favorable terms or at all. If we issue additional equity securities to finance developments and acquisitions instead of incurring debt, the interests of our existing stockholders could be diluted.

Development and construction risks could impact our profitability.

We intend to continue to develop and construct apartment communities. Development activities may be conducted through wholly owned affiliated companies or through joint ventures with unaffiliated parties. Our development and construction activities may be exposed to the following risks:

•                                        we may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased development costs and could require us to abandon our activities entirely with respect to a project for which we are unable to obtain permits or authorizations,

•                                        if we are unable to find joint venture partners to help fund the development of a community or otherwise obtain acceptable financing for the developments, our development capacity may be limited,

•                                        we may abandon development opportunities that we have already begun to explore, and we may fail to recover expenses already incurred in connection with exploring such opportunities,

•                                        we may be unable to complete construction and lease-up of a community on schedule, or incur development or construction costs that exceed our original estimates, and we may be unable to charge rents that would compensate for any increase in such costs,

•                                        occupancy rates and rents at a newly developed community may fluctuate depending on a number of factors, including market and economic conditions, preventing us from meeting our profitability goals for that community, and

•                                        when we sell to third parties homes or properties that we developed or renovated, we may be subject to warranty or construction defect claims that are uninsured or exceed the limits of our insurance.

Construction costs have been increasing in our existing markets, and the costs of upgrading acquired communities have, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. Our inability to charge rents that will be sufficient to offset the effects of any increases in these costs may impair our profitability.

Some potential losses are not covered by insurance.

We have a comprehensive insurance program covering our property and operating activities. We believe the policy specifications and insured limits of these policies are adequate and appropriate. There are, however, certain types of extraordinary losses for which we may not have insurance. Accordingly, we may sustain uninsured losses due to insurance deductibles, self-insured retention, uninsured claims or casualties, or losses in excess of applicable coverage.

We may not be able to renew insurance coverage in an adequate amount or at reasonable prices. In addition, insurance companies may no longer offer coverage against certain types of losses, such as losses due to terrorist acts and mold, or, if offered, these types of insurance may be prohibitively expensive. If an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Material losses in excess of insurance proceeds may occur in the future. If one or more of our significant properties were to experience a catastrophic loss, it could seriously disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Such events could adversely affect our cash flow and ability to make distributions to stockholders.

Failure to succeed in new markets may limit our growth.

We may from time to time make acquisitions outside of our existing market areas if appropriate opportunities arise. We may be exposed to a variety of risks if we choose to enter new markets, and we may not be able to operate successfully in new markets. These risks include, among others:

•                                        inability to accurately evaluate local apartment market conditions and local economies,

•                                        inability to obtain land for development or to identify appropriate acquisition opportunities,

•                                        inability to hire and retain key personnel, and

•                                        lack of familiarity with local governmental and permitting procedures.

Changing interest rates could increase interest costs and adversely affect our cash flow and the market price of our securities.

We currently have, and expect to incur in the future, interest-bearing debt at rates that vary with market interest rates. As of September 30, 2006, we had approximately $717.2 million of variable rate indebtedness outstanding, which constitutes approximately 21.5% of our total outstanding indebtedness as of such date. An increase in interest rates would increase our interest expenses to the extent our variable rate debt is not hedged effectively, and it would increase the costs of refinancing existing indebtedness and of issuing new debt. Accordingly, higher interest rates could adversely affect cash flow and our ability to service our debt and to make distributions to security holders. In addition, an increase in market interest rates may lead our security holders to demand a higher annual yield, which could adversely affect the market price of our common and preferred stock and debt securities.

Risk of inflation/deflation.

Substantial inflationary or deflationary pressures could have a negative effect on rental rates and property operating expenses.

Limited investment opportunities could adversely affect our growth.

We expect that other real estate investors will compete with us to acquire existing properties and to develop new properties. These competitors include insurance companies, pension and investment funds, developer partnerships, investment companies and other apartment REITs. This competition could increase prices for properties of the type that we would likely pursue, and our competitors may have greater resources than we do. As a result, we may not be able to make attractive investments on favorable terms, which could adversely affect our growth.

Failure to integrate acquired communities and new personnel could create inefficiencies.

To grow successfully, we must be able to apply our experience in managing our existing portfolio of apartment communities to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

Interest rate hedging contracts may be ineffective and may result in material charges.

From time to time when we anticipate issuing debt securities, we may seek to limit our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts. We may do this to increase the predictability of our financing costs. Also, from time to time we may rely on interest rate hedging contracts to limit our exposure under variable rate debt to unfavorable changes in market interest rates. If the terms of new debt securities are not within the parameters of, or market interest rates fall below that which we incur under a particular interest rate hedging contract, the contract is ineffective. Furthermore, the settlement of interest rate hedging contracts has involved and may in the future involve material charges.

Potential liability for environmental contamination could result in substantial costs.

Under various federal, state and local environmental laws, as a current or former owner or operator of real estate, we could be required to investigate and remediate the effects of contamination of currently or formerly owned real estate by hazardous or toxic substances, often regardless of our knowledge of or responsibility for the contamination and solely by virtue of our current or former ownership or operation of the real estate. In addition, we could be held liable to a governmental authority or to third parties for property damage and for investigation and clean-up costs incurred in connection with the contamination. These costs could be substantial, and in many cases environmental laws create liens in favor of governmental authorities to secure their payment. The presence of such substances or a failure to properly remediate any resulting contamination could materially and adversely affect our ability to borrow against, sell or rent an affected property.

We would incur adverse tax consequences if we fail to qualify as a REIT.

We have elected to be taxed as a REIT under the Code. Our qualification as a REIT requires us to satisfy numerous requirements, some on an annual and quarterly basis, established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. We intend that our current organization and method of operation enable us to continue to qualify as a REIT, but we may not so qualify or we may not be able to remain so qualified in the future. In addition, U.S. federal income tax laws governing REITs and other corporations and the administrative interpretations of those laws may be amended at any time, potentially with retroactive effect. Future legislation, new regulations, administrative interpretations or court decisions could adversely affect our ability to qualify as a REIT or adversely affect our stockholders.

If we fail to qualify as a REIT in any taxable year, and applicable relief provisions under the Code were not available, we would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, and would not be allowed to deduct dividends paid to our stockholders in computing our taxable income. Also, unless the Internal Revenue Service (the “IRS”) granted us relief under certain statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we first failed to qualify. The additional tax liability from the failure to qualify as a REIT would reduce or eliminate the amount of cash available for investment or distribution to our stockholders. This would likely have a significant adverse effect on the value of our securities and our ability to raise additional capital. In addition, we would no longer be required to make distributions to our stockholders. Even if we continue to qualify as a REIT, we will continue to be subject to certain federal, state and local taxes on our income and property.

We may conduct a portion of our business through taxable REIT subsidiaries, which are subject to certain tax risks.

We have established several taxable REIT subsidiaries. Despite our qualification as a REIT, our taxable REIT subsidiaries must pay income tax on their taxable income. In addition, we must comply with various tests to continue to qualify as a REIT for U.S. federal income tax purposes, and our income from and investments in our taxable REIT subsidiaries generally do not constitute permissible income and investments for these tests. While we will attempt to ensure that our dealings with our taxable REIT subsidiaries will not adversely affect our REIT qualification, we cannot provide assurance that we will successfully achieve that result. Furthermore, we may be subject to a 100% penalty tax, we may jeopardize our ability to retain future gains on real property sales, or our taxable REIT subsidiaries may be denied deductions, to the extent our dealings with our taxable REIT subsidiaries are not deemed to be arm’s length in nature or are otherwise not respected.

Certain property transfers may generate prohibited transaction income, resulting in a penalty tax on gain attributable to the transaction.

From time to time, we may transfer or otherwise dispose of some of our properties. Under the Code, any gain resulting from transfers of properties that we hold as inventory or primarily for sale to customers in the ordinary course of business would be treated as income from a prohibited transaction subject to a 100% penalty tax. Since we acquire properties for investment purposes, we do not believe that our occasional transfers or disposals of property are prohibited transactions. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The IRS may contend that certain transfers or disposals of properties by us are prohibited transactions. If the IRS were to argue successfully that a transfer or disposition of property constituted a prohibited transaction, then we would be required to pay a 100% penalty tax on any gain allocable to us from the prohibited transaction and we may jeopardize our ability to retain future gains on real property sales. In addition, income from a prohibited transaction might adversely affect our ability to satisfy the income tests for qualification as a REIT for U.S. federal income tax purposes.

Changes in market conditions, and volatility of stock prices could adversely affect the market price of our common stock.

The stock markets, including the New York Stock Exchange, on which we list our common shares, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects.

Property ownership through joint ventures may limit our ability to act exclusively in our interest.

We have in the past and may in the future develop and acquire properties in joint ventures with other persons or entities when we believe circumstances warrant the use of such structures. If we use such a structure, we could become engaged in a dispute with one or more of our joint venture partners that might affect our ability to operate a jointly-owned property. Moreover, joint venture partners may have business, economic or other objectives that are inconsistent with our objectives, including objectives that relate to the appropriate timing and terms of any sale or refinancing of a property. In some instances, joint venture partners may have competing interests in our markets that could create conflicts of interest.

Real estate tax and other laws.

Generally we do not directly pass through costs resulting from compliance with or changes in real estate tax laws to residential property tenants. We also do not generally pass through increases in income, service or other taxes, to tenants under leases. These costs may adversely affect funds from operations and the ability to make distributions to stockholders. Similarly, compliance with or changes in (i) laws increasing the potential liability for environmental conditions existing on properties or the restrictions on discharges or other conditions or (ii) rent control or rent stabilization laws or other laws regulating housing, such as the Americans with Disabilities Act of 1990 and the Fair Housing Amendments Act of 1988, may result in significant unanticipated expenditures, which would adversely affect funds from operations and the ability to make distributions to stockholders.

Any weaknesses identified in our internal control over financial reporting could have an adverse effect on our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal report over financial reporting. If we identify one or more material weaknesses in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which in turn could have an adverse effect on our stock price.

Maryland law may limit the ability of a third party to acquire control of us, which may not be in our stockholders’ best interests.

Maryland business statutes may limit the ability of a third party to acquire control of us. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire our company and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between us and any person who acquires beneficial ownership of shares of our stock representing 10% or more of the voting power without our board of directors’ prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66 2/3% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. Maryland law also provides generally that a person who acquires shares of our equity stock that represents 10% (and certain higher levels) of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote.

Limitations on share ownership and limitations on the ability of our stockholders to effect a change in control of our company may prevent takeovers that are beneficial to our stockholders.

One of the requirements for maintenance of our qualification as a REIT for U.S. federal income tax purposes is that no more than 50% in value of our outstanding capital stock may be owned by five or fewer individuals, including entities specified in the Code, during the last half of any taxable year. Our charter contains ownership and transfer restrictions relating to our stock primarily to assist us in complying with this and other REIT ownership requirements; however, the restrictions may have the effect of preventing a change of control, which does not threaten REIT status. These restrictions include a provision that generally limits ownership by any person of more than 9.9% of the value of our outstanding equity stock, unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock. These provisions may have the effect of delaying, deferring or preventing someone from taking control of us, even though a change of control might involve a premium price for our stockholders or might otherwise be in our stockholders’ best interests.

Under the terms of our stockholder rights plan, our board of directors can, in effect, prevent a person or group from acquiring more than 15% of the outstanding shares of our common stock. Unless our board of directors approves the person’s purchase, after that person acquires more than 15% of our outstanding common stock, all other stockholders will have the right to purchase securities from us at a price that is less than their then fair market value. Purchases by other stockholders would substantially reduce the value and influence of the shares of our common stock owned by the acquiring person. Our board of directors, however, can prevent the stockholder rights plan from operating in this manner. This gives our board of directors significant discretion to approve or disapprove a person’s efforts to acquire a large interest in us.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties, including those risks described under the heading “Risk Factors” in this prospectus, or in the documents incorporated by reference in this prospectus, that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Examples of forward-looking statements also include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative thereof and variations of such words and similar expressions are intended to identify such forward-looking statements.

Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•                                        unfavorable changes in apartment market and economic conditions that could adversely affect occupancy levels and rental rates,

•                                        the failure of acquisitions to achieve anticipated results,

•                                        possible difficulty in selling apartment communities,

•                                        the timing and closing of planned dispositions under agreement,

•                                        competitive factors that may limit our ability to lease apartment homes or increase or maintain rents,

•                                        insufficient cash flow that could affect our debt financing and create refinancing risk,

•                                        failure to generate sufficient revenue, which could impair our debt service payments and reduce distributions to stockholders,

•                                        development and construction risks that may impact our profitability,

•                                        potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us,

•                                        risks from extraordinary losses for which we may not have insurance or adequate reserves,

•                                        uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage,

•                                        delays in completing developments and lease-ups on schedule,

•                                        our failure to succeed in new markets,

•                                        changing interest rates, which could increase interest costs and affect the market price of our securities,

•                                        potential liability for environmental contamination, which could result in substantial costs to us,

•                                        the imposition of federal taxes if we fail to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) in any taxable year,

•                                        our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on our stock price, and

•                                        changes in real estate laws, tax laws and other laws affecting our business.

These and other risks and uncertainties are detailed from time to time in our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Although we believe that the assumptions underlying the forward-looking statements contained or incorporated by reference herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included or incorporated by reference in this prospectus may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of the notes or common stock offered by this prospectus.

DESCRIPTION OF NOTES

The following description is a summary of the material terms and provisions of the notes, the indenture and the registration rights agreement.  However, we have not described every aspect of the notes, the indenture or the registration rights agreement.  You should refer to the actual indenture and registration rights agreement for a complete description of their provisions and the definitions of terms used therein.  In this prospectus, we provide only the definitions for some of the more important terms in the indenture and registration rights agreement.  Wherever we refer to defined terms of the indenture or registration rights agreement in this prospectus, we are incorporating by reference those defined terms.  The indenture and registration rights agreement are exhibits to the registration statement of which this prospectus is a part.

As used in this section, unless we specify otherwise, the terms “we,” “us,” “our” and “United Dominion” refer to United Dominion Realty Trust, Inc. and not to any of its subsidiaries.  Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes will be issued pursuant to an indenture, dated as of October 12, 2006, between us and U.S. Bank National Association, as trustee.  We refer to the indenture as amended or supplemented from time to time as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof.  Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 919 East Main Street, 10th Floor, Richmond, Virginia 23219.

The notes will be our senior unsecured obligations and will rank equally with all of our other indebtedness that is not expressly subordinated to the notes and senior to all of our other indebtedness that is expressly subordinated to the notes. The notes will be effectively subordinated to all of our secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries.  As of September 30, 2006, we had outstanding $2,124 million of senior unsecured indebtedness (exclusive of intercompany debt, trade payables, dividends payable and accrued expenses) and $1,162 million of secured indebtedness. At that date, our consolidated subsidiaries had outstanding an aggregate of $183.7 million in total liabilities (exclusive of intercompany indebtedness, trade payables, dividends payable and accrued expenses) and preferred equity having an aggregate liquidation preference of $182.0 million.  The indenture governing the notes does not prohibit us or any of our subsidiaries from incurring additional indebtedness, including secured indebtedness, or issuing preferred equity in the future.

The notes are initially limited to the aggregate principal amount of $250 million.  We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “— Book-Entry System.”

Holders may present their notes for conversion at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.  All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, Non-U.S. Holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes.  Moreover, holders of convertible or exchangeable debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of shares if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a Non-U.S. Holder) will be subject to a U.S. federal withholding tax. See “Material U.S. Federal Income Tax Considerations” in this prospectus. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or conversion of notes.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in clause (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes will accrue at the rate of 3.625% per year from and including October 12, 2006 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the March 1 or September 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we may be required to pay additional interest on the notes as provided under “— Registration Rights; Additional Interest” below.

Upon the conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon such conversion, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are converted after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date or unless notes are converted after the record date for the interest payment due on September 15, 2011, holders who surrender their notes for conversion after such record date and on or prior to such interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not, however, apply to notes with overdue interest or additional interest at the time of the conversion, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on a converted note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

The notes will mature on September 15, 2011 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “— Redemption to Preserve Our REIT Status” or “— Repurchase at Option of Holders Upon a Change in Control” below or (2) converted at a holder’s option as permitted under “— Conversion Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption to Preserve Our REIT Status

If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus unpaid interest (including additional interest, if any) accrued to the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date. The notes will not otherwise be redeemable at our option prior to the maturity date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•                                        issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•                                        register the transfer or exchange of any note, or portion thereof, called for redemption, except the unredeemed portion of any note being redeemed in part.

If we call notes for redemption, a holder may convert its notes only until the close of business on the second business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “Conversion Rights — Conversion Upon Notice of Redemption” below.

Repurchase at Option of Holders Upon a Change in Control

If a change in control occurs prior to the stated maturity date of the notes, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date.

Within 20 days after the occurrence of a change in control, we are obligated to give to the holders of the notes notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or a substantially equivalent financial news organization announcing the occurrence of the change in control and publish that information in a newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver to the paying agent prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:

•                                        if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•                                        the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•                                        that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•                                        the name of the holder;

•                                        the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•                                        if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•                                        the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•                                        such notes will cease to be outstanding;

•                                        interest on such notes will cease to accrue; and

•                                        all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change in control” will be deemed to have occurred at the time that any of the following occurs:

•                                        consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property;

•                                        any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us or any majority-owned subsidiary of ours or any employee benefit plan of ours or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our shares of capital stock then outstanding entitled to vote generally in elections of directors; or

•                                        during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12 month period constituted our board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors.

However, even if any of the events specified in the preceding three bullet points have occurred, except as indicated below, a “change in control” will not be deemed to have occurred if either:

(A)           the closing sale price of our common stock for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or (2) the period of 10 consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change in control” specified in this clause (A) shall not apply in the context of a “change in control” as described under “— Conversion Rights — Conversion Upon Specified Transactions” or “— Conversion Rights — Make Whole Upon Certain Change in Control Transactions” below; or

(B)            at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of common stock (or depositary receipts or other certificates representing common equity interests) traded on a U.S. national securities exchange or an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become convertible into such common stock (or depositary receipts or other certificates representing common equity interests).

For purposes of these provisions, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “change in control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

No Stockholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as our stockholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Conversion Rights

Subject to the restrictions on ownership of our common stock and the conditions described below, holders may convert their notes for cash and, if applicable, shares of our common stock initially at a conversion rate of 26.6326 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $37.55 per share of our common stock). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein.

Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and shares of our common stock, if any, will be deemed to satisfy our obligation with respect to notes tendered for conversion. Accordingly, upon the conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date, (2) with respect to overdue interest (including additional interest), if any overdue interest exists at the time of conversion with respect to such notes or (3) in respect of any conversion that occurs after the record date for the interest payment due on September 15, 2011.

If a holder converts its notes and we are required to issue shares of our common stock, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such shares of our common stock.

If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The conversion agent will, on the holder’s behalf, convert the notes into cash and shares of our common stock, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent.

If a holder has already delivered a repurchase notice as described under “— Repurchase at Option of Holders Upon a Change in Control” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for conversion, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for conversion into cash and shares of our common stock, if any, at the applicable conversion rate prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after July 15, 2011 and also under any of the following circumstances:

•                                        during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 125% of the conversion price per share of our common stock in effect on the applicable trading day;

•                                        during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

•                                        if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•                                        during prescribed periods upon the occurrence of specified transactions discussed below; or

•                                        if our common stock is not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

“Closing sale price” of our common stock or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of our common stock or such other capital stock or similar equity interests or other securities are traded or, if our common stock or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded.

Make Whole Upon Certain Change in Control Transactions

If the effective date of a change in control occurs prior to the stated maturity date of the notes as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth above under “— Repurchase at Option of Holders Upon a Change in Control”) and a holder elects to convert its notes in connection with such change in control as described below under “— Conversion Rights — Conversion Upon Specified Transactions,” we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional shares of our common stock (the “additional change in control shares”) as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such a change in control if the notice of conversion of the notes is received by the conversion agent from and including the effective date of the change in control up to and including the earlier of the 30th business day following the effective date of the change in control and the second business day preceding the maturity date of the notes.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the change in control transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock on the 10 consecutive trading days up to but excluding the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the conversion rate as set forth below under “— Conversion Rate Adjustments.”

The following table sets forth the stock price and number of additional change in control shares of ours to be received per $1,000 principal amount of notes:

	Stock Price
Effective date	$31.29	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00	$47.50	$50.00	$52.50	$55.00	$57.50	$60.00
October 12, 2006	5.3265	4.5367	3.3104	2.3911	1.7060	1.1955	0.8183	0.5403	0.3370	0.1895	0.0836	0.0119	0.0000
September 15, 2007	5.3265	4.5038	3.2321	2.2886	1.5974	1.0917	0.7262	0.4644	0.2791	0.1495	0.0601	0.0000	0.0000
September 15, 2008	5.3265	4.4367	3.1085	2.1377	1.4397	0.9449	0.5993	0.3614	0.2000	0.0925	0.0223	0.0000	0.0000
September 15, 2009	5.3265	4.2752	2.8651	1.8605	1.1664	0.7009	0.3974	0.2049	0.0861	0.0150	0.0000	0.0000	0.0000
September 15, 2010	5.3265	4.0719	2.4873	1.4070	0.7275	0.3346	0.1254	0.0227	0.0000	0.0000	0.0000	0.0000	0.0000
September 15, 2011	5.3265	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table, in which case:

(1)            if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(2)            if the stock price is equal to or in excess of $60.00 per share of our common stock (subject to adjustment), no additional change in control shares will be issued upon conversion; and

(3)            if the stock price is less than $31.29 per share of our common stock (subject to adjustment), no additional change in control shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed 31.9591 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth below under “— Conversion Rate Adjustments.”

Conversion Upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for conversion during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 125% of the conversion price per share of our common stock in effect on the applicable trading day. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

Conversion Upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the conversion rate on such determination date.

The trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the conversion rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate.

Conversion Upon Notice of Redemption

A holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the notes are not otherwise convertible at such time. The right to convert such notes will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for conversion until it has withdrawn such notice in accordance with the terms of the notes.

Conversion Upon Specified Transactions

If we elect to:

•                                        distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 45 days, shares of our common stock at less than the closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution; or

•                                        distribute to all holders of our common stock assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution,

we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this conversion right if the holder may participate, on an as-converted basis, in the distribution without conversion of the notes. The ex-dividend date is the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of shares of our common stock to its buyer.

In addition, if we are a party to a consolidation, merger or binding share exchange pursuant to which all of our common stock would be exchanged for cash, securities or other property that is not otherwise a change in control, a holder may surrender its notes for conversion at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the anticipated effective time of such transaction).

If a change in control occurs prior to the stated maturity date as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth under “— Repurchase at Option of Holders Upon a Change in Control”), a holder will have the right to convert its notes at any time from and including the effective date of such transaction up to and including the earlier of the 30th business day following the effective date of the transaction and the second business day prior to the maturity date, provided that, if a holder has already delivered a repurchase notice with respect to any notes, such holder may not surrender such notes for conversion until it has withdrawn such repurchase notice in accordance with the indenture. We will notify holders as promptly as practicable following the date we publicly announce such change in control (but in no event later than five business days prior to the effective date of such change in control).

If we are a party to a consolidation, merger or binding share exchange (including, without limitation, by way of a recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) or a sale, lease or transfer to a third party of our and our subsidiaries’ assets substantially as an entirety) pursuant to which all of our common stock is converted into cash, securities or other property, then at the effective time of the transaction any conversion of notes and the conversion value will be based on the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had converted its notes into shares of our common stock immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes our common stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. If a change in control occurs prior to the maturity date as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described above under “— Conversion Rights — Make Whole Upon Certain Change in Control Transactions.”

Conversion Upon Delisting of Our Common Stock

A holder may surrender any of its notes for conversion at any time beginning on the first business day after our common stock has ceased to be listed on a United States national or regional securities exchange for a 30 consecutive trading-day period.

Conversion Settlement

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted, cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts for each of the 30 trading days during the observation period.

The “daily settlement amount,” for each of the 30 trading days during the observation period, shall consist of:

•                                        cash equal to the lesser of (i) one-thirtieth of $1,000 and (ii) the daily conversion value; and

•                                        to the extent the daily conversion value exceeds one-thirtieth of $1,000, a number of shares equal to (i) the difference between the daily conversion value and one thirtieth of $1,000, divided by (ii) the daily VWAP for such day.

“Daily conversion value” means, for each of the 30 consecutive trading days during the observation period, one-thirtieth of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common stock on such day.

“Daily VWAP” means, for each of the 30 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ”UDR.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of the primary exchange or market on which our common stock is listed or traded to the scheduled close of such exchange or market on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

“Observation period” with respect to any note means the 30 consecutive trading day period beginning on and including the second trading day after the conversion date relating to such note, except that with respect to any note surrendered for conversion during the period beginning on July 15, 2011 and ending on the second business day prior to the stated maturity date, “observation period” means the first 30 trading days beginning on and including the 32nd scheduled trading day prior to the stated maturity date.

For the purposes of determining payment upon conversion only, “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, in the principal other market on which our common stock is then traded. If our common stock (or other security for which a Daily VWAP must be determined) is not so listed or quoted, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day.

“Market disruption event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

We will deliver the settlement amount to converting holders on the third business day immediately following the last day of the observation period.

We will deliver cash in lieu of any fractional share of common stock issuable in connection with payment of the settlement amount (based on the closing sale price of our common stock on the last day of the applicable observation period).

Conversion Rate Adjustments

The conversion rate shall be adjusted from time to time as follows:

(i)             If we issue common stock as a dividend or distribution on our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate in effect taking such event into account

OS0 = the number of shares of our common stock outstanding immediately prior to such event

OS1 = the number of shares of our common stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii)            If we issue to all holders of our common stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of our common stock, or if we issue to all holders of our common stock securities convertible into our common stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of common stock or a conversion price per share of common stock less than the closing sale price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

OS0 = the number of shares of our common stock outstanding immediately prior to such event

X = the total number of shares of our common stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common stock at less than the applicable closing sale price of our common stock, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(iii)           If we distribute capital stock, evidences of indebtedness or other assets or property of ours to all holders of our common stock, excluding:

(A)          dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,

(B)          dividends or distributions paid exclusively in cash, and

(C)          Spin-Offs described below in this paragraph (iii),

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0-FMV)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

SP0 = the closing sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution

FMV = the fair market value (as determined in good faith by our board of directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.

If we distribute to all holders of our common stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (a “Spin-Off”), the conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common stock entitled to receive such distribution will be adjusted based on the following formula

CR1 = CR0 × (FMV0+MP0)/MP0

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0 = the average of the closing sale prices of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv)           If we pay or make any cash dividend or distribution in respect of any of our quarterly fiscal periods (without regard to when paid) to all holders of our common stock in an aggregate amount that, together with other cash dividends or distributions paid or made in respect of such quarterly fiscal period, exceeds the product of $0.3125 (the “Reference Dividend”) multiplied by the number of shares of our common stock outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0-C)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

SP0 = the closing sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution

C = the amount in cash per share that we distribute to holders of our common stock in respect of such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend shall be subject to adjustment on account of any of the events set forth in paragraphs (i), (ii) and (iii) above and paragraph (v) below. Any such adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal the conversion rate in effect immediately prior to the adjustment on account of such event and the denominator of which will equal the conversion rate as adjusted.

(v)          If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 x OS1))/(SP1 X OS0)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 = the average of the closing sale prices of our common stock for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the determination of the average of the closing sale prices of our common stock for purposes of SP1 above. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we are required to deliver shares of common stock, in addition to such common stock, rights under our stockholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in our rights plan have separated from our common stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common stock, if any, that we are required to deliver upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

In addition to the adjustments pursuant to paragraphs (i) through (v) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.

We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above.

The applicable conversion rate will not be adjusted upon certain events, including but not limited to:

•                                        the issuance of any of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•                                        the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours;

•                                        the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•                                        a change in the par value of our common stock;

•                                        accumulated and unpaid dividends or distributions; and

•                                        as a result of a tender offer solely to holders of fewer than 100 shares of our common stock,

No adjustment in the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. If the adjustment is not made because the adjustment does not change the conversion price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If certain of the possible adjustments to the conversion price of the notes are made, a holder may be deemed to have received a distribution with respect to our shares even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a Non-U.S. Holder) with respect to any deemed distribution from us, from cash payments of interest and payments in redemption, repurchase or conversion of the notes. See “Material U.S. Federal Income Tax Considerations” in this prospectus.

Ownership Limit

To assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, ownership by any person of more than 9.9% of the value of our outstanding equity stock or which would result in our equity stock being owned by fewer than 100 persons or which would result in us being ‘‘closely held’’ within the meaning of Section 856(h) of the Code is restricted, subject to specified exceptions. See “Description of Capital Stock.” Shares owned in excess of such limit, including shares acquired upon the conversion of notes, shall be deemed ‘‘excess shares’’ pursuant to our charter, in which case the applicable holder will lose certain ownership rights with respect to such shares. Our board of directors may also exempt a stockholder from the ownership limit (but in no event more than 13% of the value of our outstanding equity stock) if it receives satisfactory evidence that such stockholder’s ownership of shares of our common stock in excess of the ownership limit will not jeopardize our status as a REIT. As a condition to providing such an exemption, the board of directors must receive an opinion of counsel and representations and agreements from the applicant with respect to preserving our REIT status. There can be no assurance, however, that such an exemption will be granted. In addition, notwithstanding any other provision of the notes, no holder of notes will be entitled to receive shares of our common stock upon conversion of notes to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our charter. In such case, such holder would receive cash upon conversion as provided herein.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that the following conditions are met:

•                                        we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the notes, indenture and the registration rights agreement;

•                                        if as a result of such transaction the notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the notes and the indenture;

•                                        immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•                                        an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours and we shall be discharged from our obligations under the notes, the indenture and the registration rights agreement.

Events of Default, Notice and Waiver

The following are events of default under the indenture:

•                                        default in the payment of any principal amount or any redemption price or repurchase price due with respect to the notes, when the same becomes due and payable;

•                                        default in payment of any interest (including additional interest, if any) under the notes, which default continues for 30 days;

•                                        default in the delivery when due of amounts owing upon conversion, whether due in cash or shares of our common stock, upon exercise of a holder’s conversion right in accordance with the indenture;

•                                        our failure to provide notice of the occurrence of a change in control when required under the indenture;

•                                        our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes, and the failure to cure (or obtain a waiver of) such default within 30 days after receipt of such notice;

•                                        default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of ours or any of our significant subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the notes;

•                                        failure by us or any of our subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of 30 days; and

•                                        certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal, interest (including additional interest, if any) on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interest of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

If an event of default specified in the last bullet point listed above occurs with respect to us, the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes to be due and payable immediately. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•                                        such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

•                                        interest on overdue installments of interest (including additional interest, if any) (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

•                                        we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

•                                        all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest and additional interest, if any, that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest or additional interest, if any, on the notes, unless:

•                                        the holder has given the trustee written notice of an event of default;

•                                        the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability or expense of the trustee;

•                                        the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•                                        the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes.

The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except:

•                                        our failure to pay principal of or interest (including additional interest, if any) on any note when due;

•                                        our failure to convert any notes in accordance with the provisions of the indenture;

•                                        our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•                                        our failure to comply with any of the provisions of the indenture the non-compliance with which would require the consent of the holder of each outstanding note affected.

Modification of the Indenture

Subject to certain exceptions, we and the trustee may amend the indenture or the notes with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, the consent of each holder of outstanding notes affected is required with respect to any amendment which would:

•                                        impair or adversely affect the manner of calculation or rate of accrual of interest (including additional interest) on the notes or change the time of payment thereof;

•                                        make the notes payable in money or securities other than that stated in the notes;

•                                        change the stated maturity of the notes;

•                                        reduce the principal amount, redemption price or repurchase price with respect to the notes;

•                                        make any change that impairs or adversely affects the rights of a holder to convert the notes;

•                                        make any change that impairs or adversely affects the right to require us to repurchase the notes;

•                                        impair the right to institute suit for the enforcement of any payment with respect to the notes or with respect to conversion of the notes;

•                                        change our obligation to redeem any notes called for redemption on a redemption date in a manner adverse to the holders;

•                                        change our obligation to maintain an office or agency in New York City;

•                                        make the notes subordinate in right of payment to any other indebtedness;

•                                        reduce the percentage in aggregate principal amount of notes outstanding required to modify or amend the indenture; or

•                                        modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture.

Without the consent of any holder of notes, the trustee and we may amend the indenture:

•                                        to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

•                                        to provide for conversion rights of holders of notes in accordance with the terms of the indenture if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•                                        to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•                                        to secure our obligations in respect of the notes;

•                                        to add guarantees;

•                                        to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

•                                        to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

•                                        to cure any ambiguity, omission, defect or inconsistency in the indenture which we may deem necessary or desirable and which shall not be inconsistent with provisions of the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of notes in any material respect;

•                                        to add or modify any provision with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of the notes in any material respect; or

•                                        to make any change to the indenture to conform the terms thereof to this prospectus.

The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all the holders of all notes waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture.

Rule 144A Information

If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying shares of common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those notes or shares pursuant to Rule 144A.

Reports to Trustee

We will provide to the trustee within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will provide to the trustee and to the SEC such reports as may be prescribed by the SEC at such time.

Discharge of Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, as applicable, after the notes have become due and payable, whether at stated maturity or on any redemption date or repurchase date, or upon conversion or otherwise, cash or shares of our common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest or additional interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in New York City, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

U.S. Bank National Association will be the trustee, registrar, conversion agent and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

We maintain banking relationships with U.S. Bank National Association in the ordinary course of our business, including credit facilities under which U.S. Bank National Association is a lender.

Book-Entry System

The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an Event of Default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the conversion agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

We, the initial purchasers and the trustee will have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

On October 12, 2006, we entered into a registration rights agreement with the initial purchasers. Pursuant to the registration rights agreement, we have, at our expense, filed with the SEC a registration statement covering resales by holders of the notes and our common stock issuable upon conversion of the notes.  We also agreed to use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act, until there are no registrable securities outstanding.  However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 30 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of such a suspension.

If:

•                                        the shelf registration statement has not been declared effective under the Securities Act by the 180th day after the first issue date of the notes or an effective shelf registration statement covering resales of the registrable securities is otherwise not made available for use by selling securityholders by such date;

•                                        a holder supplies the questionnaire described below after the effective date of the shelf registration statement or the date after which we first make available an effective shelf registration statement for use by selling securityholders, and we fail to supplement or amend the shelf registration statement, or file a new shelf registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•                                        the shelf registration statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional shelf registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a post-effective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus forming part of the shelf registration statement regarding the selling securityholders or the plan of distribution, and (1) we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, or (2) if suspension periods exceed an aggregate of 30 days in any three-month period or an aggregate of 90 days in any 12-month period; or

•                                        we fail to name as a selling securityholder, in the shelf registration statement or any amendment to the shelf registration statement, at the time it becomes effective under the Securities Act, or in any prospectus relating to the shelf registration statement, at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities who has provided to us the required selling securityholder information. We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•                                        an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and

•                                        an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been converted into common stock. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on March 15 and September 15 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding March 1 and September 1, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

Purchase of Capped Call

In connection with the issuance of the notes, we entered into a capped call transaction with respect to our common stock with JPMorgan Chase Bank, National Association, London Branch.  The capped call transaction covers, subject to anti-dilution adjustments similar to those contained in the notes, approximately 6,658,150 shares of our common stock.  The capped call transaction is expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of our common stock, as measured under the terms of the capped call transaction, at the time of exercise is greater than the strike price of the capped call transaction, which corresponds to the initial conversion price of the notes and is subject to certain adjustments similar to those contained in the notes.  If, however, the market value per share of our common stock exceeds the cap price of the capped call transaction, as measured under the terms of the capped call transaction, the dilution mitigation under the capped call transaction will be limited, which means that there would be dilution to the extent that the then market value per share of our common stock exceeds the cap price of the capped call transaction.

The capped call transaction is a separate transaction entered into by us with JPMorgan Chase Bank, is not part of the terms of the notes and will not affect the holders’ rights under the notes.  As a holder of the notes, you will not have any rights with respect to the capped call transaction.

For a discussion of the impact of any market or other activity by JPMorgan Chase Bank (or its affiliates) in connection with the capped call transaction, see “Risk Factors — Risks Related to the Notes - The capped call transaction may affect the value of the notes and our common stock.”

DESCRIPTION OF CAPITAL STOCK

General

As of December 31, 2006, our authorized capital stock consisted of 250,000,000 shares of common stock having a par value of $0.01 per share, 50,000,000 shares of preferred stock without par value, and 300,000,000 shares of excess stock having a par value of $0.01 per share. As of December 31, 2006, there were 135,025,142 shares of our common stock issued and outstanding.  We currently have four series of preferred stock designated as follows: 6,000,000 shares designated 8.60% Series B Cumulative Redeemable Preferred Stock, 1,000,000 shares designated Series C Junior Participating Cumulative Redeemable Preferred Stock, 2,803,812 shares designated Series E Cumulative Convertible Preferred Stock, and 20,000,000 shares designated Series F Preferred Stock.  As of December 31, 2006, there were outstanding 5,416,009 shares of Series B preferred stock, 2,803,812 shares of Series E preferred stock and 667,293 shares of Series F preferred stock.  No shares of Series C preferred stock have been issued. We will not issue any shares of Series C preferred stock except upon the exercise of rights as described below under “Preferred Stock Purchase Rights.”

In addition, as of December 31, 2006, up to 2,286,091 shares of common stock have been reserved for issuance under our 1999 Long-Term Incentive Plan, up to 15,106,345 shares of common stock have been reserved for issuance under our Dividend Reinvestment and Stock Purchase Plan and up to 1,174,240 shares of common stock have been reserved for issuance upon the exercise of stock options granted under our 1985 Stock Option Plan, which expired in accordance with its terms. Further, as of December 31, 2006, an aggregate of 171,727,940 shares of common stock may be issued upon the exchange of outstanding operating partnership units, tendered to our operating partnerships, for redemption in accordance with the provisions of their respective partnership agreements, and an aggregate of 8,828,850 shares of common stock may be issued upon conversion of our 4.00% Convertible Senior Notes due 2035.

Common Stock

The following description of our common stock sets forth certain general terms and provisions of the common stock. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws. Our common stock is listed for trading on the New York Stock Exchange under the symbol “UDR.” The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Shareowner Services, 161 North Concord Exchange, South St. Paul, Minnesota 55075.

Voting Rights

Holders of our common stock have one vote per share and are not entitled to cumulate votes in the election of directors. The holders of our outstanding Series E preferred stock are entitled to vote on an “as converted” (one-for-one) basis as a single class in combination with the holders of our common stock at any meeting of stockholders for the election of directors or for any other purpose on which holders of our common stock are entitled to vote. The holders of our Series F preferred are entitled to vote on a one-for-one basis as a single class in combination with the holders of our common stock at any meeting of stockholders for the election of directors or for any other purpose on which holders of our common stock are entitled to vote.

Dividends

Holders of our common stock are entitled to receive dividends if, when and as declared by the board of directors out of legally available funds after payment of, or provision for, full cumulative dividends on shares of our preferred stock then outstanding. We currently pay regular quarterly dividends to holders of our common stock out of funds legally available for distribution when, and if, declared by our board of directors. In the event of our voluntary or involuntary liquidation or dissolution, holders of our common stock are entitled to share ratably in our distributable assets remaining after satisfaction of the prior preferential rights of our preferred stock and the satisfaction of all of our debts and liabilities. The shares of common stock issuable upon conversion of the notes will be fully paid and nonassessable and will not be subject to preemptive or similar rights.

The dividend and liquidation rights of holders of our common stock are specifically limited by the terms of the outstanding preferred stock, which in general provide that no dividends will be declared or paid on the common stock unless the accrued dividends on each series of outstanding preferred stock have been fully paid or declared and set apart for payment, and that in the event of any liquidation, dissolution or winding up of our company, the holders of each series of outstanding preferred stock will be entitled to receive out of our assets available for distribution to stockholders the liquidation preference of that series before any amount is distributed to holders of common stock.

We are required to seek certain information from all persons who own, directly or by virtue of the attribution provisions of the Code, more than a certain percentage of our outstanding stock. Stockholders who do not provide us with the information requested are required to submit such information with their U.S. federal income tax returns.  See “Material U.S. Federal Income Tax Considerations — Our Taxation as a REIT — Requirements for Qualification.”

Certain Maryland Law Provisions

As a Maryland corporation, we are subject to certain restrictions concerning certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder.” Interested stockholders are persons: (i) who beneficially own 10% or more of the voting power of our outstanding voting stock, or (ii) who are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our outstanding stock. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price for their shares and the consideration is received in cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Also under Maryland law, “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                                        one-tenth or more but less than one-third,

•                                        one-third or more but less than a majority, or

•                                        a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock.

Under Title 3, Subtitle 8 of the Maryland General Corporation Law, a Maryland corporation that has a class of equity securities registered under the Securities Exchange Act of 1934 and that has at least three independent directors who are not officers or employees of the corporation, are not acquiring persons, are not directors, officers, affiliates or associates of any acquiring person, or are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors to be subject to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders. We have not made the election to be governed by these provisions of Subtitle 8 of the Maryland General Corporation Law. However, our articles of restatement, referred to herein as our “charter,” and our bylaws permit our board of directors to determine the number of directors subject to a minimum number and other provisions contained in such documents.

Restrictions on Ownership and Transfer

Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to assist us in maintaining our status as a REIT. These restrictions include but are not limited to the following:

•                                        no person may beneficially own or constructively own shares of our outstanding “equity stock” (defined as stock that is either common stock or preferred stock) with a value in excess of 9.9% of the value of all outstanding equity stock unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock;

•                                        any transfer (including acquiring shares upon the conversion of a note) that, if effective, would result in any person beneficially owning or constructively owning equity stock with a value in excess of 9.9% of the value of all outstanding equity stock (or such higher value not to exceed 13% as determined pursuant to an exemption from our board of directors) shall be void as to the transfer of that number of shares of equity stock which would otherwise be beneficially owned or constructively owned by such person in excess of such ownership limit; and the intended transferee shall acquire no rights in such excess shares of equity stock;

•                                        except as provided in the charter, any transfer that, if effective, would result in the equity stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution) shall be void as to the transfer of that number of shares which would be otherwise beneficially owned or constructively owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of equity stock; and

•                                        any transfer of shares of equity stock (including acquiring shares upon the conversion of a note) that, if effective, would result in us being “closely held” within the meaning of Section 856(h) of the Code shall be void as to the transfer of that number of shares of equity stock which would cause us to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of equity stock.

Preferred Stock Purchase Rights

Pursuant to our First Amended and Restated Rights Agreement dated September 14, 1999, each share of our common stock evidences one right to purchase from us one one-thousandth of a share of our Series C Junior Participating Cumulative Redeemable preferred stock. Except with respect to certain preferential rights, each one one-thousandth of a share of Series C preferred stock is structured to be the equivalent of one share of common stock. The exercise price of the rights is $45.00, subject to adjustment. The rights are not currently exercisable and no shares of Series C preferred stock are currently outstanding.

The rights will separate from the common stock and a distribution of certificates evidencing the rights will occur upon the earlier of:

•                                        10 business days following a public announcement that a person or group of related persons has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of common stock, or

•                                        10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning more than 15% of the outstanding shares of common stock.

Generally, the rights will become exercisable at the time of the distribution of certificates evidencing the rights as set forth above. The rights will expire at the close of business on February 4, 2008, unless we redeem or exchange them earlier.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes, our qualification and taxation as a REIT and the acquisition, ownership and disposition of common shares into which the notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The information in this section is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

This summary deals only with notes and common shares held as “capital assets” (within the meaning of Section 1221 of the Code) and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions (including banks), insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Code, persons that will hold notes or our common shares as a position in a hedging transaction, “integrated transaction,” “straddle” or “conversion transaction” for tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and, except as expressly indicated below, tax-exempt organizations.

In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of notes or of our common shares received upon conversion of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of notes or our common shares.

Investors considering the purchase of notes should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

As used herein, the term ‘‘U.S. Holder’’ means any beneficial owner of a note, or of our common shares received upon conversion of a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident, as defined in Section 7701(b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person. As used herein, the term ‘‘Non-U.S. Holder’’ means a beneficial owner of a note, or our common shares received pursuant to a conversion of a note (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

U.S. Holders of the Notes

Stated Interest.   Payments of stated interest on a note, including “qualified stated interest” (as defined below), generally will be taxable to a U.S. Holder as ordinary income at the time such payments are accrued or are received, in accordance with the U.S. Holder’s regular method of tax accounting.

Original Issue Discount.   The notes were issued with original issue discount (“OID”) for U.S. federal income tax purposes. The amount of OID on a note equals the excess of the “stated redemption price at maturity” of the note over its “issue price.” Generally, the “issue price” of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments to be made under the note other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments) and, in this case, is expected to equal the principal amount of the note.

Each U.S. Holder must include in income for a given taxable year the daily portion of the OID that accrues on the note for each day during the taxable year on which such U.S. Holder holds the note. Thus, a U.S. Holder of a note will be required to include amounts in income in advance of the receipt of cash to which the OID is attributable. A daily portion of OID is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued during such period. Applicable Treasury regulations permit a U.S. Holder to use accrual periods of any length from one day to one year to compute accruals of OID, provided that the yield to maturity is adjusted to reflect the accrual period selected, and further provided that each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

The amount of OID that accrues with respect to any accrual period is the product of the note’s “adjusted issue price” at the beginning of the accrual period and the note’s “yield to maturity” less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of each note at the start of any accrual period equals the sum of the issue price of such note and the aggregate amount of previously accrued OID, less any prior payments on the note other than payments of qualified stated interest. The yield to maturity of the notes generally is the discount rate that, when applied to all payments to be made on the notes, produces a present value equal to the issue price of the notes. The yield and maturity of a debt instrument will be determined by taking into account any unconditional option that the holder or issuer of the debt instrument has to require payments to be made on the debt instrument under an alternative payment schedule. For these purposes, if a holder has an option to put the debt instrument to the issuer, that option will be deemed exercised if it would maximize the yield on the debt instrument. Although holders may require us to repurchase the notes following the occurrence of certain change in control transactions, we intend to take the position for U.S. federal income tax purposes that this possibility does not give the note holders an “option” to put the notes to us at any time. This position is based in part on our determination that requiring us to repurchase our notes is conditional on an event (rather than the passage of time) and that the possibility of such occurrence is “remote” or “incidental” within the meaning of applicable Treasury regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that our position is correct.

Additional Payments.   If the amount or timing of any additional payments on a note is contingent, the note could be subject to special rules that apply to contingent payment debt instruments. These rules generally require a U.S. Holder to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, conversion or retirement of a note before the resolution of the contingencies. In certain circumstances, holders of our notes could receive payments in excess of stated principal or interest. If the registration statement is not made effective with the SEC within prescribed time periods or if there is any other registration default as described in the registration rights agreement, such non-compliance may result in the payment of additional interest in the manner described in the section “Description of the notes — Registration rights; additional interest.”  In addition, we may be required to adjust the conversion rate under certain circumstances, as described in “Description of the notes — Conversion rate adjustments.”  We intend to take the position for U.S. federal income tax purposes that the possibility of such payment or such adjustment should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments. Instead, we intend to take the position that any payments of additional interest should be taxable to a U.S. Holder as ordinary interest income when received or accrued, in accordance with such U.S. Holder’s usual method of tax accounting, and that any additional consideration resulting from an adjustment to the conversion rate should be taken into account upon a conversion of the notes. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments or adjustment to the conversion rate will be made is a “remote” or “incidental” contingency within the meaning of applicable Treasury regulations. Our position in this regard is binding on a U.S. Holder unless the U.S. Holder discloses a contrary position to the IRS. However, this position is not binding on the IRS and the IRS may take a contrary position from that described above, which could affect the timing and character of both income from the notes and our deduction with respect to the potential additional payments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Market Discount.   If a U.S. Holder purchases a note after original issue for an amount that is less than its “revised issue price,” within the meaning of Section 1278(a)(4) of the Code (generally, the sum of the issue price of the note and the OID includable in gross income for all holders of the note for periods before it was acquired by the U.S. Holder, as determined on the purchase date) such U.S. Holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a de minimis amount (1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note).

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, retirement or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. If a U.S. Holder disposes of a note with market discount in certain otherwise non-taxable transactions, the U.S. Holder must include accrued market discount as ordinary income as if the U.S. Holder had sold the note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Amortizable Bond Premium.   If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the note with “amortizable bond premium,” generally equal in amount to such excess. However, in the case of a convertible bond, such as the notes, the premium is reduced by an amount equal to the value of the conversion option. The holder may determine the conversion option’s value using a reasonable method.

A U.S. Holder may elect to amortize bond premium on a note. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Acquisition Premium.  A U.S. Holder that purchases a note for an amount less than or equal to all amounts payable on the note after the purchase date, other than payments of qualified stated interest, but in excess of the adjusted issue price of the note, will be considered to have purchased the note with "acquisition premium" generally equal in amount to such excess.  Under the acquisition premium rules, a holder is generally required to reduce the daily portion of OID includible in the holder's gross income for any day on the note by the amount of acquisition premium allocable to such day.

Election to Include All Interest in Income Using a Constant Yield Method.   All U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a note by using the constant yield method applicable to OID, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Conversion of Notes for Cash.   A conversion of a note in exchange solely for cash will be treated as a taxable sale or exchange of the note, as described below under “Sale, Exchange or Retirement of the Notes.”

Conversion of Notes for Cash and Common Shares.   If a U.S. Holder receives a combination of common shares and cash (other than cash received in lieu of a fractional share) upon conversion of a note, the treatment of the U.S. Holder will depend on whether the notes are treated as “securities” for U.S. federal income tax purposes. It is unclear whether the notes qualify as “securities,” and holders are encouraged to consult their own tax advisor regarding that determination. If the notes are treated as “securities,” a U.S. Holder generally will not recognize loss, but will recognize gain, if any, on a note so converted, in an amount equal to the lesser of the amount of (i) gain realized (i.e., the excess, if any, of the fair market value of the common shares received plus the cash received over the adjusted tax basis in the note converted) or (ii) the cash received. Such gain generally will be capital gain, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain if the note has been held for at least one year at the time of the conversion. The U.S. Holder’s aggregate tax basis in the common shares (including any fractional share for which cash is paid) will equal the holder’s adjusted tax basis in the note converted, increased by the amount of gain recognized and decreased by the amount of cash received. The U.S. Holder’s holding period for the stock will include the period during which the holder held such note. If the notes are not treated as securities, the treatment of a conversion in which a U.S. Holder receives a combination of common shares and cash is unclear. The transaction might be viewed as consisting of a nontaxable exchange of a portion of each note for common shares and a taxable exchange of the remaining portion of each note for cash (with the consequences described above under “— Conversion of Notes for Cash”). Alternatively, the transaction might be viewed as a fully taxable exchange of the entire note for a combination of cash and common shares. U.S. Holders should consult their own advisors concerning the tax treatment to them if the notes are converted for a combination of our common shares and cash.

Sale, Exchange or Retirement of the Notes.   Upon the sale, conversion, redemption, repurchase, retirement or other disposition of a note (other than a conversion for cash and shares of our common stock, which is discussed above), a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such U.S. Holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder (i) increased by any accrued OID or market discount the U.S. Holder has included in income and (ii) decreased by (A) the amount of any payments, other than qualified stated interest payments, received, and (B) amortizable bond premium taken, with respect to such note. Any gain or loss recognized on such a disposition of a note will be capital gain or loss (except, in the case of gain, to the extent of accrued market discount not previously included in income, which will be treated as ordinary income) and will generally be long term capital gain or loss if the note has been held for more than one year at the time of the disposition. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years through December 31, 2010). The deductibility of capital losses may be subject to limitations.

Adjustments to Conversion Rate.   The conversion rate is subject to adjustment under specified circumstances, including upon certain change in control transactions as described in “Description of Notes — Conversion Rights — Make Whole Upon Certain Change in Control Transactions.” Under Section 305 of the Code and the applicable Treasury regulations, a U.S. Holder of notes could, in certain circumstances, be deemed to have received a distribution of our common shares if and to the extent that the conversion rate is adjusted, which could result in ordinary income to the extent of our current and accumulated earnings and profits. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution of our common stock. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to our shareholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that a U.S. Holder will be deemed to have received constructive distributions from us, even though such U.S. Holder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described below under “Investment in Common Stock — Taxation of Taxable U.S. Holders” and “Investment in Common Stock — Taxation of Tax-Exempt U.S. Holders.”

Non-U.S. Holders of the Notes

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. The following discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.”  Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

For purposes of the following discussion, income and gain on the sale, conversion for cash or other disposition of a note will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business and (ii) in the case of a Non-U.S. Holder eligible for the benefits of an applicable U.S. bilateral income tax treaty, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

Current Income.   A Non-U.S. Holder generally will not be subject to U.S. tax on payments on the notes (other than proceeds from a disposition of a note, as discussed below) provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code, and is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code, and (ii) the Non-U.S. Holder provides a qualifying statement that the owner is not a U.S. person and the withholding agent does not have actual knowledge or reason to know otherwise. To satisfy the qualifying statement requirement referred to in (ii) above, the beneficial owner of a note must provide a properly executed IRS Form W-8BEN (or appropriate substitute form) prior to the receipt of payments on the note.

If a Non-U.S. Holder does not satisfy the above requirements, the gross amount of payments on the note that do not constitute U.S. trade or business income will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will instead be taxed at regular graduated U.S. income tax rates. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty reduced) rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the receipt of payments on the note. In addition, a Non-U.S. Holder may, under certain circumstances, be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided for payments through qualified intermediaries. A Non-U.S. Holder of a note that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for a refund with the IRS.

Disposition of the Notes.   Any gain realized on the sale, redemption, conversion (including a conversion for cash and our common stock), repurchase, retirement or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described in the preceding section captioned “Current Income”) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Although we believe that currently the notes do not constitute U.S. real property interests, and that we therefore would not currently be required to withhold under FIRPTA, there can be no assurance that the notes will not constitute U.S. real property interests depending on the facts in existence at the time of any redemption, repurchase, conversion or retirement of a note (as more fully described below), in which case we may be required to withhold 10% of any amounts payable on the redemption, repurchase, conversion or retirement by us of a note.

Non-U.S. Holders are urged to consult their tax advisors as to whether the sale, redemption, repurchase or conversion of a note for shares of our common stock is exempt from U.S. federal income tax under FIRPTA if (i) the common shares are part of a class of stock that is regularly traded on an established securities market and such Non-U.S. Holders held notes that, on the date of their acquisition, had a fair market value equal to or less than the fair market value on that date of five percent of the common shares, or (ii) we are a domestically-controlled REIT. We will be a domestically-controlled REIT if at all times during a specified testing period we are a REIT and less than 50% in value of our shares is held directly or indirectly by non-U.S. persons. We believe that we currently are a domestically-controlled REIT, but because our common shares are publicly traded, there can be no assurance that we in fact are qualified or will continue to qualify as a domestically-controlled REIT. If a sale, redemption, repurchase or conversion of a note for shares of our common stock is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to a Non-U.S. Holder may be refunded or credited against such Non-U.S. Holder’s federal income tax liability, if any, if such Non-U.S. Holder files with the IRS, on a timely basis, the required IRS forms.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder will generally be subject to U.S. federal income tax on the gain at regular U.S. federal income tax rates, as if the holder were a U.S. person. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty reduced) rate.

Adjustments to Conversion Rate.   The conversion rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the notes. See “— U.S. Holders of Notes — Adjustments to Conversion Rate” above. In such case, the deemed distribution would be subject to the rules described below under “Investment in Common Stock — Taxation of Non-U.S. Holders.”

In the case of a deemed distribution, because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or shares of our common stock otherwise deliverable to a Non-U.S. Holder upon a conversion of the notes or a redemption or repurchase of a note.

Information Reporting and Backup Withholding

Payments of interest and other current income made by us on, and the proceeds of the sale or other disposition (including a redemption) of, the notes may be subject to information reporting and U.S. federal backup withholding tax at the current rate of 28% if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld under the backup withholding rules is allowable as a credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

Our Taxation as a REIT

The following discussion describes the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT, and the ownership and disposition of our common stock. Because this is a summary that is intended to address only material U.S. federal income tax consequences generally relevant to all stockholders relating to the ownership and disposition of our common stock, it may not contain all the information that may be important to particular holders.

We urge holders to consult their own tax advisors regarding the specific tax consequences to such holders of the acquisition, ownership, and disposition of our common stock and of our election to be taxed as a REIT. Specifically, holders should consult their own tax advisors regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition, and election, and regarding potential changes in applicable tax laws.

General

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 1972. We believe that we have been organized and operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. Qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Although we intend to continue to operate to satisfy such requirements, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. See “— Failure to Qualify.”

The provisions of the Code, U.S. Treasury regulations promulgated thereunder and other U.S. federal income tax laws relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the laws that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

Morrison & Foerster LLP has acted as our tax counsel in connection with this prospectus. In connection with this prospectus, Morrison & Foerster LLP will opine that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of our taxable years beginning with the taxable year ended December 31, 2003 through our taxable year ended December 31, 2006, and if we continue to be organized and operated after December 31, 2006 in the same manner as we have prior to that date, we will continue to qualify as a REIT. The opinion of Morrison & Foerster LLP will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can provide any assurances that the actual results of our operations for any particular taxable year will satisfy these requirements. See “— Failure to Qualify.”

In brief, if certain detailed conditions imposed by the REIT provisions of the Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations under current law.

If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were a domestic corporation, and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions.

REIT Taxation

In any year in which we qualify as a REIT, in general, we will not be subject to U.S. federal income tax on that portion of our REIT taxable income that we distribute to stockholders, except as follows:

•                                        First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.)

•                                        Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•                                        Third, if we have (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•                                        Fourth, if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than foreclosure property and property involuntarily converted), such income will be subject to a 100% penalty tax.

•                                        Fifth, as discussed in detail below, if we should fail to satisfy the gross income tests or certain of the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we ordinarily will be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

•                                        Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

•                                        Seventh, if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

•                                        Eighth, we may be subject to a 100% excise tax if our dealings with our taxable REIT subsidiaries, defined below, are not at arm’s length.

•                                        Finally, any earnings we derive through a taxable REIT subsidiary will effectively be subject to a corporate-level tax.

Requirements for Qualification

The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, as defined in the Code, at any time during the last half of each taxable year; and (7) which meets certain other tests, described below, regarding the nature of its income and assets and minimum distribution requirements with respect to its REIT taxable income.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy conditions (5) and (6) above. In order to ensure compliance with the ownership tests described above, we also have certain restrictions on the transfer of our stock to prevent further concentration of stock ownership. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of our stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with his federal income tax returns a similar statement disclosing the actual ownership of our stock and certain other information. In addition, our charter restricts the transfer of our shares in order to assist in satisfying the share ownership requirements. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Although we intend to satisfy the stockholder demand letter rules described in the preceding paragraph, our failure to satisfy these requirements will not result in our disqualification as a REIT but may result in the imposition of penalties against us by the IRS.

We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. Certain of our corporate subsidiaries will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and we and the subsidiary do not jointly elect to treat it as a “taxable REIT subsidiary” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus the subsidiaries in which we own a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests, described below under “— Asset Tests.”

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests, described below. Thus, our proportionate share of the assets, liabilities and items of income of the operating partnerships will be treated as our assets, liabilities and items of income for purposes of applying the requirements described below. See “— Investments in Partnerships.”

We report our net income based on the calendar year.

Asset Tests

At the close of each quarter of each taxable year, we generally must satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us). Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer, (2) 10% of the outstanding voting securities of any one issuer, or (3) 10% of the value of the outstanding securities of any one issuer. Third, not more than 20% of the total value of our assets can be represented by securities of one or more “taxable REIT subsidiaries” (described below). Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for any of a number of exceptions applicable, for example, to “straight debt,” as specially defined for this purpose, to certain debt issued by partnerships, and to certain other debt that is not considered to be abusive and that presents minimal opportunity to share in the business profits of the issuer. Beginning in 2005, solely for purposes of the 10% value test, a REIT’s interest in the assets of a partnership is based upon the REIT’s proportionate interest in any securities issued by the partnership (including, for this purpose, the REIT’s interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the “straight debt” or other exceptions described above), valuing any debt instrument at its adjusted issue price.

We and a corporation in which we own stock may make a joint election for such subsidiary to be treated as a “taxable REIT subsidiary.” The securities of a taxable REIT subsidiary are not subject to the 5% asset test and the 10% vote and value tests described above. Instead, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The rules regarding taxable REIT subsidiaries contain provisions generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. In addition, a 100% penalty tax can be imposed on the REIT if its rental, service or other agreements with its taxable REIT subsidiary are determined not to be on arm’s length terms. To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our noncorporate stockholders during that year as “qualified dividend income” eligible to be taxed at reduced rates to such recipients. See “Investment in Common Stock — Taxation of Taxable U.S. Holders.”

We have made elections to treat several of our corporate subsidiaries as taxable REIT subsidiaries. We believe that the value of the securities we hold of our taxable REIT subsidiaries does not and will not represent more than 20% of our total assets, and that all transactions between us and our taxable REIT subsidiaries are conducted on arm’s length terms. In addition, we believe that the amount of our assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of our total assets and will satisfy the 5% and both 10% asset tests.

Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests within six months after the last day of the quarter in which we identify the failure. In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests within six months after the last day of the quarter in which the failure was identified; and (iv) we pay an excise tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate by the net income generated by the non-qualifying assets for the period beginning on the first date of the failure and ending on the date we come into compliance with the asset tests.

Gross Income Tests

We must satisfy two separate percentage tests relating to the sources of our gross income for each taxable year. For purposes of these tests, where we invest in a partnership, we will be treated as receiving our pro rata share based on our capital interest in the partnership of the gross income and loss of the partnership, and the gross income of the partnership will retain the same character in our hands as it has in the hands of the partnership. See “— Investments in Partnerships,” below.

The 75% Test

At least 75% of our gross income for a taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”); (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”); (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us.

Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if we, or an owner of 10% or more of our equity securities, directly or constructively owns (i) in the case of any tenant that is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant; or (ii) in the case of any tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (a “related party tenant”), unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% test and 95% test (described below) if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to tenants, other than through an

“independent contractor” who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. The “independent contractor” or taxable REIT subsidiary requirement, however, does not apply to the extent that the services provided by us are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.

In general, if a REIT provides impermissible services to its tenants, all of the rent from that property will be disqualified from satisfying the 75% test and 95% test (described below). However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.

We do not receive any rent that is based on the income or profits of any person. In addition, we do not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, we believe that any personal property rented in connection with our apartment facilities is well within the 15% restriction. Finally, we do not believe that we provide services, other than within the 1% de minimis exception described above, to our tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary. We do not intend to rent to any related party, to base any rent on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales), or to charge rents that would otherwise not qualify as rents from real property.

The 95% Test

In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest in real property are included for purposes of the 95% test, but not (except with respect to dividends from a REIT) for purposes of the 75% test. For purposes of determining whether we comply with the 75% and 95% tests, gross income does not include income from “prohibited transactions” (discussed below).

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate or other swaps, caps and floors, or options to purchase such items, and futures and forward contracts. Through the end of our 2004 tax year, to the extent that we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Beginning in 2005, to the extent a transaction meets certain identification requirements and hedges any indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including interest rate hedges as well as other types of hedges, any income or gain from the disposition of such a hedging transaction will be disregarded in applying the 95% gross income test, but will continue to be taken into account as nonqualifying income for purposes of the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Our investment in apartment communities generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of our interest in a partnership generally will be qualifying income for purposes of the 75% and 95% gross income tests. We have leases on certain other properties that we own and we treat the income from those leases as nonqualifying income for purposes of the 75% and 95% gross income tests; however, we anticipate that income from those properties and our other investments will not result in our failing the 75% or 95% gross income test for any year.

Even if we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will generally be available if our failure to comply was due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the IRS. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we will still be subject to a 100% tax upon the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% (95% for 2005 and later taxable years) of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

Like-Kind Exchanges

We may dispose of our properties in transactions intended to qualify under a provision of the Code which permits the nonrecognition of loss or gain on the exchange of property held for productive use in a trade or business or for investment for property “of like kind.”  No assurance can be given that our nonrecognition of loss or gain will be respected for U.S. federal income tax purposes. If not, we may be required to make additional distributions to our stockholders under the “deficiency dividend” procedures set forth below under “— Annual Distribution Requirements.”

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount equal to at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income over 5% of our REIT taxable income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.) Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

We believe that we have made timely distributions sufficient to satisfy the annual distribution requirements. It is possible that in the future we may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, will borrow funds or issue preferred or common stock to satisfy the distribution requirement. We may be required to borrow funds at times when market conditions are not favorable.

If we fail to meet the distribution requirements as a result of an adjustment to our tax return by the IRS or we determine that we understated our income on a filed return, we may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.

Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

Under legislation enacted in 2004, the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners may be subject to certain limitations. As a result, for taxable years beginning on or after January 1, 2007, certain losses generated with respect to properties owned by a partnership in which we invest, such as our operating partnerships, may be disallowed, which could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to our stockholders that are taxable as dividends.

Prohibited Transaction Rules

A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business (a “prohibited transaction”). Under a safe harbor provision in the Code, however, income from certain sales of real property held by the REIT for at least four years at the time of the disposition will not be treated as income from a prohibited transaction. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Although we will attempt to ensure that none of our sales of property will constitute a prohibited transaction, there can be no assurance that none of such sales will be so treated.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction and noncorporate distributees may be eligible to treat the dividends as “qualified dividend income” taxable at capital gain rates. See “Investment in Common Stock — Taxation of Taxable U.S. Holders.” Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Investments in Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable solely to our investment in entities treated as partnerships for U.S. federal income tax purposes. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

General

We hold a direct ownership interest in certain partnerships. In general, partnerships are “pass-through” entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include our proportionate share, based on our capital interest in the partnership, of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. See “— REIT Taxation” and “— Gross Income Tests.” Any resultant increase in our REIT taxable income increases our distribution requirements, but is not subject to U.S. federal income tax in our hands provided that such income is distributed to our stockholders. See “— Annual distribution requirements.” Moreover, for purposes of the REIT asset tests, we include our proportionate share, generally based on our capital interest in the partnership, of assets held by the partnerships. See “— Asset Tests.”

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of our properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our two material partnership subsidiaries (referred to in this discussion as the “operating partnerships”) have property subject to book-tax differences. Consequently, the partnership agreement of the operating partnerships require such allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the partners who contributed appreciated assets to the operating partnerships will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the operating partnerships of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnerships may cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” In addition, the application of Section 704(c) of the Code is not entirely clear and may be affected by authority that may be promulgated in the future.

Investment in Common Stock

The following summary describes certain U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our common stock into which the notes may be converted as of the date hereof.

Taxation of Taxable U.S. Holders

As long as we qualify as a REIT, distributions made to our taxable U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends or “qualified dividend income”) will be taken into account by them as ordinary income, and U.S. Holders that are corporations will not be entitled to a dividends received deduction.

In general, dividends paid by REITs are not eligible for the 15% tax rate on “qualified dividend income” and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as “qualified dividend income,” however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent such dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income). “Qualified dividend income” generally includes dividends received from ordinary U.S. corporations and from certain qualified foreign corporations, provided that certain stock holding period requirements are met. “Qualified dividend income” of noncorporate taxpayers is currently taxed as net capital gain, thus reducing the maximum tax rate on such dividends from 35% to 15% for taxable years beginning before January 1, 2011. In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the U.S. Holder, reducing the tax basis of a U.S. Holder’s common stock by the amount of such distribution (but not below zero), with distributions in excess of the U.S. Holder’s tax basis treated as proceeds from a sale of common stock, the tax treatment of which is described below. Distributions will generally be taxable, if at all, in the year of the distribution. However, any dividend declared by us in October, November or December of any year and payable to a U.S. Holder who held our common stock on a specified record date in any such month shall be treated as both paid by us and received by the U.S. Holder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

In general, distributions which are designated by us as capital gain dividends will be taxable to U.S. Holders as gain from the sale of assets held for greater than one year, or “long-term term capital gain.” That treatment will apply regardless of the period for which a U.S. Holder has held the common stock upon which the capital gain dividend is paid. However, corporate U.S. Holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a maximum rate of 15% on long-term capital gain attributable to sales or exchanges occurring on or after May 6, 2003. However, a portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our “unrecaptured Section 1250 gain.”

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. In such event, we would pay tax on such retained net long-term capital gains. In addition, to the extent designated by us, a U.S. Holder generally would (1) include his proportionate share of such undistributed long-term capital gains in computing his long-term capital gains for his taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid the capital gains tax imposed on us on the designated amounts included in such U.S. Holder’s long-term capital gains, (3) receive a credit or refund for such amount of tax deemed paid by the U.S. Holder, (4) increase the adjusted basis of his common stock by the difference between the amount of such includable gains and the tax deemed to have been paid by him, and (5) in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations (which have not yet been issued).

Distributions made by us and gain arising from the sale or conversion by a U.S. Holder of common stock will not be treated as passive activity income, and as a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. U.S. Holders may not include in their individual income tax returns any of our net operating losses or capital losses.

Disposition of Stock.   Upon any taxable sale or other disposition of our common stock, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. Holder’s adjusted tax basis in the common stock for tax purposes.

This gain or loss will be a capital gain or loss, and will be long-term capital gain if our common stock has been held for more than one year at the time of the disposition. Noncorporate U.S. Holders are generally taxable at a maximum rate of 15% on long-term capital gain. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. Holders) to a portion of capital gain realized by a noncorporate U.S. Holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. Holders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. Holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common stock regardless of its holding period for the shares.

In general, any loss upon a sale or other disposition of our common stock by a U.S. Holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us required to be treated by such U.S. Holder as long-term capital gain.

Information Reporting and Backup Withholding.   Payments of dividends on our common stock and proceeds received upon the sale, redemption or other disposition of our shares may be subject to IRS information reporting and backup withholding tax. Payments to certain U.S. Holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. Holder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding tax if such U.S. Holder:

•                                        fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number,

•                                        furnishes an incorrect taxpayer identification number,

•                                        is notified by the IRS that it has failed to properly report payments of interest or dividends, or

•                                        fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S.

Holder’s U.S. federal income tax liability, if any, and otherwise will be refundable, provided that the requisite procedures are followed.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Taxation of Tax-Exempt U.S. Holders

Based upon a published ruling by the IRS, a distribution by us to, and gain upon a disposition of our common stock by, a U.S. Holder that is a tax-exempt entity will not constitute “unrelated business taxable income” (“UBTI”) provided that the tax-exempt entity has not financed the acquisition of its common stock with “acquisition indebtedness” within the meaning of the Code and the stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. However, for tax-exempt U.S. Holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. Holders should consult their own tax advisers concerning these “set aside” and reserve requirements.

Notwithstanding the preceding paragraph, however, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts if we are treated as a “pension-held REIT.” We believe that we are not, and we do not expect to become, a “pension-held REIT.” If we were to become a pension- held REIT, these rules generally would only apply to certain pension trusts that held more than 10% of our shares.

Taxation of Non-U.S. Holders

The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of our common stock applicable to Non-U.S. Holders of such shares. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Distributions from the Company

1.             Ordinary Dividends.   The portion of dividends received by Non-U.S. Holders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our common stock is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Holder).

2.             Non-Dividend Distributions.   Unless our common stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, Non-U.S. Holders may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a Non-U.S. Holder unless (1) a lower treaty rate applies and proper certification is provided or (2) the Non-U.S. Holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder). However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

3.             Capital Gain Dividends.   Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution made by us to a Non-U.S. Holder, to the extent attributable to gains (“USRPI Capital Gains”) from dispositions of United States Real Property Interests (“USRPIs”), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and therefore will be subject to U.S. federal income tax at the rates applicable to U.S. Holders, without regard to whether such distribution is designated as a capital gain dividend. (The properties owned by the operating partnerships generally are USRPIs.) Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on our common stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the Non-U.S. Holder from the sale or conversion of a USRPI if (1) our common stock is regularly traded on an established securities market located in the United States and (2) the Non-U.S. Holder did not own more than 5% of such class of shares at any time during the taxable year in which the distribution is received. The distribution will instead be treated as an ordinary dividend to the Non-U.S. Holder, and the tax consequences to the Non-U.S. Holder will be as described above under “Ordinary Dividends.” It is currently anticipated that our common stock will, in the future, be regularly traded on an established securities market within the meaning of the above rule.

Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the Non-U.S. Holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain (except that a corporate Non-U.S. Holder may also be subject to the 30% branch profits tax), or (2) the Non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

We generally will be required to withhold and remit to the IRS 35% of any distributions to Non-U.S. Holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the Non-U.S. Holder’s U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of our common stock while such stock is regularly traded on an established securities market. Instead, those amounts will be treated as described above under “— Ordinary Dividends.”

Disposition of Stock.   Unless our common stock constitutes a USRPI, a sale of such shares by a Non-U.S. Holder generally will not be subject to U.S. taxation unless (1) the investment in the common stock is effectively connected with the Non-U.S. Holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), or (2) the Non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present.

The common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. We believe that we are, and we expect to continue to be, a domestically controlled REIT, and therefore that the sale of our common stock will not be subject to taxation under FIRPTA. Because our common stock will be publicly traded, however, no assurance can be given that we will continue to be a domestically controlled REIT.

Even if we do not constitute a domestically controlled REIT, a Non-U.S. Holder’s sale of our common stock generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the shares are “regularly traded” (as defined by applicable Treasury regulations) on an established securities market and (2) the selling Non-U.S. Holder held (taking into account constructive ownership rules) 5% or less of our outstanding common stock at all times during a specified testing period. It is currently anticipated that our common stock will, in the future, be regularly traded on an established securities market within the meaning of this provision.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. Holder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, the purchaser of the common stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Information Reporting and Backup Withholding.   Backup withholding will apply to dividend payments made to a Non-U.S. Holder of our common stock unless the holder has certified that it is not a U.S. Holder and the payor has no actual knowledge that the owner is not a Non-U.S. Holder. Information reporting generally will apply with respect to dividend payments even if certification is provided.

Payment of the proceeds from a disposition of our shares by a Non-U.S. Holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. Holder or otherwise establishes an exemption. Generally, IRS information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker- dealer. If the proceeds from a disposition of our shares are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the Non-U.S. Holder satisfies certification requirements regarding its status as a Non-U.S. Holder and the broker-dealer has no actual knowledge that the owner is not a Non-U.S. Holder.

A Non-U.S. Holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury regulations.

Other Tax Considerations

Dividend Reinvestment Program

Stockholders participating in our dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. See “Investment in common stock.” Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our common stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on an investment in our common stock.

SELLING SECURITYHOLDERS

We originally issued the notes to J.P. Morgan Securities Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc.  in a private placement on October 12, 2006.  The notes were immediately resold by the initial purchasers to persons reasonably believed by the initial purchasers to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act.  Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and our common stock issuable upon conversion of the notes pursuant to this prospectus.  Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

The following table sets forth certain information concerning the principal amount of notes beneficially owned by each selling securityholder and the number of shares of common stock that may be offered from time to time by each selling securityholder under this prospectus.  The information is based on information provided to us by or on behalf of the selling securityholders on or prior to January 9, 2007.

Because the selling securityholders may offer all, some or none of the notes or common stock issuable upon conversion of the notes, we have assumed for purposes of the table below that the named selling securityholders will sell all of the notes or common stock issuable upon conversion of the notes.  In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act.  Unless otherwise indicated below, to our knowledge no selling securityholder named in the table below beneficially owns one percent or more of our common stock, assuming conversion of such selling securityholder's notes.

To our knowledge, except as described below, the selling securityholders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them.

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby (1)	Percentage of Notes Outstanding	Common Stock Offered Hereby(2)	Percentage of Common Stock Outstanding (3)

Alcon Laboratories	$465,000	*	12,384		*
Aristeia International Limited(4)	12,400,000	5.0%	330,244		*
Aristeia Partners LP(5)	2,600,000	1.0%	69,244		*
Arlington County Employees Retirement System	667,000	*	17,763		*
Bancroft Fund Ltd.	1,000,000	*	26,632		*
Bank of America Pension Plan	3,000,000	1.2%	79,897		*
British Virgin Islands Social	153,000	*	4,074		*
CC Arbitrage, Ltd.(6)	4,000,000	1.6%	106,530		*
City University of New York	133,000	*	3,542		*
CQS Convertible and Quantitative Strategies Master Fund Limited(7)	12,000,000	4.8%	319,591		*
DBAG London(6)(8)	20,500,000	8.2%	545,968		*
Ellsworth Fund Ltd.	1,000,000	*	26,632		*
Equity Overlay Fund LLC	1,500,000	*	39,948		*
Grady Hospital Foundation	128,000	*	3,408		*
Independence Blue Cross	860,000	*	22,904		*
JMG Capital Partners, LP	21,000,000	8.4%	559,284		*
JMG Triton Offshore Fund, Ltd.(9)	5,000,000	2.0%	133,163		*
Merrill Lynch, Pierce, Fenner & Smith, Inc.(6)	3,333,000	1.3%	88,766		*
Occidental Petroleum Corporation	296,000	*	7,883		*
Peoples Benefit Life Insurance Company Teamsters	2,250,000	*	59,923		*
PNC Equity Securities LLC(6)(10)	5,000,000	2.0%	133,163		*
Pro Mutual	841,000	*	22,398		*
Redbourn Partners LTD	6,000,000	2.4%	159,795		*
Retail Clerks Pension Trust #2	1,000,000	*	26,632		*
San Francisco City and County	1,317,000	*	35,075		*
The Grable Foundation	93,000	*	2,476		*
The Police and Fire Retirement System of the City of Detroit	631,000	*	16,805		*
Trustmark Insurance Company	403,000	*	10,732		*
UBS O'Connor LLC F/B/O O'Connor Global Convertible Arbitrage II Master Ltd.(11)	1,178,000	*	31,373		*
UBS O'Connor LLC F/B/O O'Connor Global Convertible Arbitrage Master Ltd.(11)	9,822,000	3.9%	261,585		*
All other holders of notes or future transferees of such holders(12)	131,430,000	52.6%	3,500,322	2.6%

*	Less than 1%.
(1)

The maximum principal amount of notes that may be sold under this prospectus will not exceed $250,000,000. Assuming all of the notes are sold under this prospectus, no selling securityholder will beneficially own any notes upon completion of this offering.

(2)

Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder's notes based on the current conversion rate of 26.6326 shares of our common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. This conversion rate is subject to adjustment, however, as described under "Description of Notes—Conversion Rate Adjustments." As a result, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. To our knowledge, and assuming all of the shares issuable upon conversion of the notes are sold under this prospectus, no selling securityholder will beneficially own more than one percent of our common stock upon completion of this offering.
(3)

Calculated based on 135,033,723 shares of our common stock outstanding as of January 9, 2007. In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that holder's notes, but we did not assume conversion of any other holder's notes.

(4)	Aristeia Capital LLC is the investment manager for Aristeia International Limited. Aristeia Capital LLC is jointly owned by Kevin Toner, Robert H. Lynch, Jr., Anthony Frascella, and William R. Techar.
(5)	Aristeia Advisors LLC is the general partner for Aristeia Partners LP. Aristeia Advisors LLC is jointly owned by Kevin Toner, Robert H. Lynch, Jr., Anthony Frascella, and William R. Techar.
(6)

The selling securityholder has informed us that it is, or is an affiliate of, a registered broker-dealer. Each such selling securityholder has represented to us that it acquired its securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To the extent that we become aware that any such selling securityholder did not acquire its securities in the ordinary course of business or did have such an agreement or understanding, we will file a supplement to this prospectus supplement to designate such selling securityholder as an "underwriter" within the meaning of the Securities Act of 1933.

(7)

Alan Smith, Blair Gauld, Dennis Hunter, Karla Bodden and Jim Rogers have the power to direct the voting and disposition of the securities held by CQS Convertible And Quantitative Strategies Master Fund Limited.

(8)	DBAG London is a subsidiary of Deutsche Bank Securities Inc., a publicly held entity.
(9)

JMG Triton Offshore Fund, Ltd. (the “Fund”) is an international business company organized under the laws of the British Virgin Islands. The Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”) that has voting and dispositive power over the Fund’s investments, including the securities offered hereby. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.

(10)	PNC Equity Securities LLC is a subsidiary of PNC Financial Services Group, a publicly held entity.
(11)

UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage Master Limited and UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage II Master Ltd. are funds which cede investment control to UBS O’Connor LLC, which as investment adviser, makes all the investment/voting decisions. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG, which is listed and traded on the New York Stock Exchange.

(12)

Assumes that any other holder of notes or any future transferee of any such holder does not beneficially own any common stock other than the common stock issuable upon conversion of the notes. Additional selling securityholders not named in this prospectus will be not be able to use this prospectus for resales until they are named in the selling securityholder table by prospectus supplement or post-effective amendment.

Information about the selling securityholders may change over time.  Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their pledgees, donees, partnership distributees and other transferees receiving the notes or common stock from the selling securityholders in non-sale transfers, may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents.  Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers.  These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying common stock may be sold in one or more transactions at:

•       fixed prices that may be changed;

•       prevailing market prices at the time of sale;

•       prices related to the prevailing market prices;

•       varying prices determined at the time of sale; or

•       negotiated prices.

These sales may be effected in transactions, which may involve cross or block transactions, in the following manner:

•       on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the common stock;

•       in the over-the-counter-market;

•       in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

•       through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

•       through the settlement of short sales;

•       through any combination of the foregoing; or

•       by any other legally available means.

These transactions may include block transactions or crosses.  Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying common stock and deliver these securities to close out short positions.  In addition, the selling securityholders may sell the notes and the underlying common stock short and deliver the notes and underlying common stock to close out short positions or loan or pledge the notes or the underlying common stock to broker-dealers or other financial institutions that in turn may sell such securities.  Selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the underlying common stock or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Selling securityholders may decide not to sell all or a portion of the notes and the underlying common stock offered by them pursuant to this prospectus or may decide not to sell notes or the underlying common stock under this prospectus.  In addition, selling securityholders may sell or transfer their notes and shares of common stock issuable upon conversion of the notes other than by means of this prospectus.  In particular, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the notes or underlying common stock will be the purchase price of the notes or common stock less any discounts and commissions.  A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

Our common stock is listed on the New York Stock Exchange under the symbol "UDR."  We do not intend to list the notes on any securities exchange or for quotation through Nasdaq.  The notes are eligible for trading on The Portal Market.  However, notes sold pursuant to this prospectus will no longer be eligible for trading on The Portal Market.  Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be "underwriters" within the meaning of the Securities Act.  As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  If the selling securityholders were deemed to be underwriters, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions.

Any selling securityholder who is a "broker-dealer" may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act.  As a result, such selling securityholders are an underwriter in connection with the sale of the notes or the shares of common stock issuable upon conversion of the notes covered by this prospectus.  Merrill Lynch, Pierce, Fenner & Smith, Inc. has identified itself as a broker-dealer and is, therefore, an underwriter in connection with the sale of the notes or the shares of common stock issuable upon conversion of the notes covered by this prospectus.  Such selling securityholders have informed us that they have purchased their notes in the open market and in the ordinary course of business, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by such securityholders.

The selling securityholders and any other persons participating in the distribution of the notes or underlying common stock will be subject to the Exchange Act.  The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling securityholders and any such other person.  In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market making activities with respect to the particular notes and underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution.  This may affect the marketability of the notes and the underlying common stock and the ability to engage in market making activities with respect to the notes and the underlying common stock.

If required, the specific notes or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and the common stock issuable upon conversion of notes under applicable federal securities laws under specific circumstances and specific times.  Under the registration rights agreement, the selling securityholders and we have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act.  We will pay substantially all of the expenses incident to the registration of the notes and the common stock, except that the selling securityholders will pay all brokers' commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions.

LEGAL MATTERS

The validity of the notes and the shares issuable upon conversion of the notes and certain U.S. federal income tax matters have been passed upon for us by Morrison & Foerster LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule for the year ended December 31, 2005 included in our Current Report on Form 8-K filed on November  30, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act.  Under the shelf registration statement, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings.  We will not receive any proceeds from the resale by any such selling securityholder of the offered securities described in this prospectus.

Additionally, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling securityholders.  We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement.  We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete.  If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement.  We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.  No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document.  Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

You can inspect our reports, proxy statements and other information that we file at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference herein is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information.  The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 1-10524), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•                                        Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 7, 2006;

•                                        Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, filed on May 10, 2006, August 9, 2006 and November 9, 2006, respectively;

•                                        Current Reports on Form 8-K and Form 8-K/A filed on January 6, 2006, February 15, 2006, February 21, 2006, February 24, 2006 (Item 5.02 information only), March 2, 2006, March 22, 2006 (Item 3.02 information only), May 5, 2006, May 8, 2006 (not including Item 7.01 information), May 17, 2006, June 5, 2006 (not including Item 7.01 information), June 23, 2006 (not including Item 7.01 information), August 1, 2006 (Item 1.01 information only), August 17, 2006, October 6, 2006, October 12, 2006, October 19, 2006 (not including Item 7.01 information), November 30, 2006, December 12, 2006 and December 15, 2006;

•                                        our definitive proxy statement dated March 31, 2006, filed in connection with our Annual Meeting of Stockholders held on May 2, 2006;

•                                        the description of our capital stock contained in our Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005, and all amendments or reports filed with the SEC for the purpose of updating such description;

•                                        all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) (other than current reports furnished under Item 2.02 or 7.01 of Form 8-K) after the date of this prospectus and prior to the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents referred to above by written or oral request. To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to United Dominion Realty Trust, Inc., 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129, Attention: Investor Relations, telephone number (720) 283-6120. We also maintain a website that contains additional information about us (http://www.udrt.com).  Information on our website is not part of, or incorporated by reference into, this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered.

Securities Act Registration Fee	$26,750
Legal Fees and Expenses	50,000	*
Printing Expenses	10,000	*
Accounting Fees and Expenses	75,000	*
Miscellaneous	3,250	*
Total	$165,000	*

* Estimated

Item 15. Indemnification of Directors and Officers.

Our articles of incorporation and bylaws provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.

Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or upon an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for directors and officers of the Company the person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The above discussion of our articles of incorporation and bylaws and of the Maryland General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such articles, bylaws and statutes.

Item 16. Exhibits.

Exhibit No.	Description

4.1

Articles of Restatement (incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with the SEC on August 1, 2005 (Commission File No. 1-10524)).

4.2

Amended and Restated Bylaws (as amended through October 13, 2006) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 13, 2006 and filed with the SEC on October 19, 2006 (Commission File No. 1-10524)).

4.3

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005 (Commission File No. 1-10524)).

4.4

First Amended and Restated Rights Agreement dated as of September 14, 1999, between the Company and the Rights Agent (incorporated by reference to Exhibit 4(i)(d)(A) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (Commission File No. 1-10524)).

4.5	Form of Rights Certificate (incorporated by reference to Exhibit 4(e) to the Company’s Registration Statement on Form 8-A dated and filed with the SEC on February 4, 1998).

4.6

Indenture dated October 12, 2006, between United Dominion Realty Trust, Inc. and U.S. Bank National Association, as the Trustee, including the form of 3.625% Convertible Senior Notes due 2011 (incorporated by referenced to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 5, 2006 and filed with the SEC on October 12, 2006 (Commission File No. 1-10524)).

4.7

Registration Rights Agreement dated October 12, 2006, among the Company and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 5, 2006 and filed with the SEC on October 12, 2006 (Commission File No. 1-10524)).

5.1	Legality Opinion of Morrison & Foerster LLP.

8.1	Tax Opinion of Morrison & Foerster LLP.

12

Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC on November 30, 2006, and Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (Commission File No. 1-10524)).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1).

24.1	Power of Attorney (included on page II-6 of this Registration Statement).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee under the Indenture dated October 12, 2006, relating to the Company’s 3.625% Convertible Senior Notes due 2011.

Item 17. Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

        (i)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on January 10, 2007.

UNITED DOMINION REALTY TRUST, INC.

By:	/s/ Thomas W. Toomey
Thomas W. Toomey
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Toomey and Michael A. Ernst, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas W. Toomey	Chief Executive Officer, President and Director	January 10, 2007
Thomas W. Toomey

/s/ Michael A. Ernst	Executive Vice President and Chief Financial Officer	January 10, 2007
Michael A. Ernst

/s/ David L. Messenger	Senior Vice President and Chief Accounting Officer	January 10, 2007
David L. Messenger

/s/ Robert C. Larson	Chairman of the Board	January 8, 2007
Robert C. Larson

/s/ James D. Klingbeil	Vice Chairman of the Board	January 9, 2007
James D. Klingbeil

/s/ Katherine A. Cattanach	Director	January 6, 2007
Katherine A. Cattanach

/e/ Eric J. Foss	Director	January 8, 2007
Eric J. Foss

/s/ Robert P. Freeman	Director	January 6, 2007
Robert P. Freeman

Signature	Title	Date

/s/ Jon A. Grove	Director	January 7, 2007
Jon A. Grove

/s/ Thomas R. Oliver	Director	January 7, 2007
Thomas R. Oliver

/s/ Lynne B. Sagalyn	Director	January 6, 2007
Lynne B. Sagalyn

	Director	January , 2007
Mark J. Sandler

/s/ Thomas C. Wajnert	Director	January 6, 2007
Thomas C. Wajnert

EXHIBIT INDEX

Exhibit No.	Description

4.1

Articles of Restatement (incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with the SEC on August 1, 2005 (Commission File No. 1-10524)).

4.2

Amended and Restated Bylaws (as amended through October 13, 2006) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 13, 2006 and filed with the SEC on October 19, 2006 (Commission File No. 1-10524)).

4.3

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005 (Commission File No. 1-10524)).

4.4

First Amended and Restated Rights Agreement dated as of September 14, 1999, between the Company and the Rights Agent (incorporated by reference to Exhibit 4(i)(d)(A) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (Commission File No. 1-10524)).

4.5	Form of Rights Certificate (incorporated by reference to Exhibit 4(e) to the Company’s Registration Statement on Form 8-A dated and filed with the SEC on February 4, 1998).

4.6

Indenture dated October 12, 2006, between United Dominion Realty Trust, Inc. and U.S. Bank National Association, as the Trustee, including the form of 3.625% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 5, 2006 and filed with the SEC on October 12, 2006 (Commission File No. 1-10524)).

4.7

Registration Rights Agreement dated October 12, 2006, among the Company and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 5, 2006 and filed with the SEC on October 12, 2006 (Commission File No. 1-10524)).

5.1	Legality Opinion of Morrison & Foerster LLP.

8.1	Tax Opinion of Morrison & Foerster LLP.

12

Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC on November 30, 2006, and Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (Commission File No. 1-10524)).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1).

24.1	Power of Attorney (included on page II-6 of this Registration Statement).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee under the Indenture dated October 12, 2006, relating to the Company’s 3.625% Convertible Senior Notes due 2011.